                                                                   EXHIBIT 10.16

                                  OFFICE LEASE

                                     BETWEEN

                             FIDDLER'S GREEN CENTER,
                      a Delaware limited liability company,

                                   "LANDLORD"

                                       AND

                          CONVERGENT GROUP CORPORATION,
                             a Delaware corporation,

                                    "TENANT"

                                  FOR SPACE AT
                              THE BUILDING KNOWN AS

                       FIDDLER'S GREEN CENTER - BUILDING I

                             Dated: August 28, 1998

                                TABLE OF CONTENTS

                                  OFFICE LEASE

1.   PREMISES; BUILDING; BUILDING COMPLEX; COMMON AREAS ................  4

2.   LEASE TERM ........................................................  4

3.   RENT; SECURITY DEPOSIT ............................................  4
     A. Base Rent ......................................................  4
     B. Security Deposit ...............................................  4

4.   TENANT FINISH AND ACCEPTANCE OF THE PREMISES ......................  4
     A. Landlord's Work ................................................  4
     B. Postponement of Lease Commencement Date ........................  5
     C. Partial Months; Lease Commencement Certificate .................  5

5.   OPERATING EXPENSES ................................................  5
     A. Definitions Regarding Operating Expenses .......................  5
     B. Payment of Excess Operating Expenses ...........................  9
     C. Partial Years ..................................................  9
     D. Survival of Tenant's Obligation ................................ 10
     E. Tenant's Right to Question Excess Operating Expenses ........... 10
     F. Operating Expense Adjustments .................................. 10

6.   SERVICES .......................................................... 10
     A. Landlord's Services ............................................ 10
     B. Excess Usage ................................................... 11
     C. Additional Services to Tenant .................................. 12
     D. Interruption of Services ....................................... 12
     E. Notice to Landlord ............................................. 12

7.   QUIET ENJOYMENT ................................................... 12

8.   USE AND OCCUPANCY ................................................. 12

9.   MAINTENANCE AND REPAIRS ........................................... 13
     A. Landlord's Obligations ......................................... 13
     B. Tenant's Obligations ........................................... 13

10.  ALTERATIONS AND ADDITIONS ......................................... 13
     A. Alterations by Tenant .......................................... 13
     B. Ownership and Removal of Alterations ........................... 14
     C. Landlord's ADA Alterations ..................................... 14

11.  ENTRY BY LANDLORD ................................................. 15

12.  MECHANICS LIENS  .................................................. 15

13.  SUBLETTING AND ASSIGNMENT.......................................... 15
     A. Tenant's Right ................................................. 15
     B. Other Restrictions; What Constitutes an Assignment ............. 16
     C. Certain Subleases .............................................. 16
     D. Related Corporation Assignment ................................. 16

     E.  Excess Rent..................................................... 17

14.  DAMAGE TO PROPERTY; CLAIMS.......................................... 17
     A.  Landlord Not Liable ............................................ 17
     B.  Tenant's Indemnity ............................................. 17

15.  INSURANCE........................................................... 17
     A.  Landlord's Insurance ........................................... 17
     B.  Tenant's Insurance ............................................. 17
     C.  Waiver of Claims and Subrogation ............................... 18

16.  DAMAGE OR DESTRUCTION TO BUILDING .................................. 18
     A.  Repair of Damage ............................................... 18

17.  CONDEMNATION ....................................................... 19

18.  ESTOPPEL CERTIFICATE ............................................... 19
     A.  Duty to Provide ................................................ 19
     B.  Tenant's Failure to Deliver .................................... 19

19.  DEFAULT BY TENANT .................................................. 19
     A.  Event of Default ............................................... 19
     B.  Remedies of Landlord ........................................... 20
     C.  Late Charges and Interest ...................................... 21
     D.  No Waiver ...................................................... 22
     E.  Landlord's Lien ................................................ 22

20.  SUBORDINATION AND ATTORNMENT ....................................... 22
     A.  General ........................................................ 22

21.  SURRENDER AND HOLDING OVER ......................................... 23
     A.  Surrender ...................................................... 23
     B.  Property Not Removed ........................................... 23
     C.  Holding Over ................................................... 23

22.  LANDLORD DEFAULT ................................................... 23

23.  NOTICE ............................................................. 24

24.  RULES AND REGULATIONS .............................................. 24

25.  PARKING ............................................................ 24

26.  RIGHT TO RELOCATE TENANT ........................................... 24

27.  MISCELLANEOUS ...................................................... 24
     A.  Limitation of Landlord's Liability ............................. 24
     B.  No Merger ...................................................... 25
     C.  Landlord's Use of Common Areas ................................. 25
     D.  Covenants are Independent ...................................... 25
     E.  Severability ................................................... 25
     F.  Captions and Terms ............................................. 25
     G.  Binding Effect; Governing Law .................................. 25
     H.  Tenant's Authority ............................................. 25
     I.  Joint and Several .............................................. 25
     J.  Acts Binding Landlord .......................................... 25

     K. Changes in the Building; Use of Names ........................... 26
     L. Change in Light or View ......................................... 26
     M. No Other Agreements; Amendments ................................. 26
     N. Brokers ......................................................... 26
     O. Recordation ..................................................... 26
     P. Execution Required .............................................. 26
     Q. Attorney's Fees ................................................. 26
     R. Time of Essence.................................................. 26

28.  COUNTERPARTS ....................................................... 27

29.  SIGNAGE ............................................................ 27

30.  MOVING ALLOWANCE ................................................... 27

31.  EXCLUSIVITY ........................................................ 27

32.  LEASE OF STORAGE SPACES ............................................ 27
     A. Lease of Spaces ................................................. 27
     B. Use ............................................................. 28
     C. Base Rent and Other Matters ..................................... 28

33.  OPTIONS TO INCREASE OR DECREASE PREMISES ........................... 28
     A. Options ......................................................... 28
     B. Exercise Notice ................................................. 28
     C. Amendment ....................................................... 28
     D. Not Transferable ................................................ 29
     E. No Default ...................................................... 29

34.  EXPANSION OPTION ................................................... 29
     A. Expansion Space ................................................. 29
     B. Exercise Notion ................................................. 29
     C. Expansion Amendment ............................................. 29
     D. Amendment ....................................................... 30
     E. Not Transferable ................................................ 30
     F. No Default ...................................................... 31

35.  TENANT'S ABILITY TO REQUEST ADDITIONAL EXPANSION SPACE ............. 31
     A. Additional Expansion Space ...................................... 31
     B. Lease Terms ..................................................... 31
     C. Amendment ....................................................... 32
     D. Available Space ................................................. 32
     E. Termination ..................................................... 32

36.  RIGHT OF FIRST REFUSAL ............................................. 32
     A. Exercise ........................................................ 33
     B. No Default ...................................................... 33

37.  OPTIONS TO EXTEND .................................................. 33
     A. Exercise of Option .............................................. 33
     B. Rent Determination .............................................. 33
     C. Appraiser Defined ............................................... 35
     D. Market Rate Defined ............................................. 35
     E. Expiration of Options ........................................... 35

38.  TERMINATION OPTION ................................................. 35

     A. Termination Notice .............................................. 36
     B. Excused Delays .................................................. 36
     C. Termination Fee ................................................. 36
     D. No Default ...................................................... 36
     E. Not Transferrable................................................ 36

Exhibits:

EXHIBIT A      Depiction of Primary Premises
EXHIBIT B      Legal Description of Building Complex
EXHIBIT C      Tenant Improvement Agreement (Work Letter)
EXHIBIT C-1    Base Building/Tenant Improvement Guideline and List of Plans and
               Specifications
EXHIBIT C-2    Preliminary Space Plans
EXHIBIT D      Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT E      Rules and Regulations
EXHIBIT F      Lease Commencement Certificate
EXHIBIT G      HVAC Specifications
EXHIBIT H      Building Area
EXHIBIT I      Commission Agreement

                                  OFFICE LEASE

                                     PART I

                             BASIC LEASE TERM SHEET

BUILDING:   Fiddler's Green Center - Building I

LEASE DATE: August 28, 1998

LANDLORD:   Fiddler's Green Center, LLC, a Delaware corporation

            Address:  165 South Union Boulevard, Suite 380
                      Lakewood, Colorado 80228

TENANT:     Convergent Group Corporation, a Delaware corporation

            Address:  Fiddler's Green Center Building I
                      6399 South Fiddler's Green Circle, Suite 600
                      Englewood, Colorado 80111

BUILDING
MANAGER:    John Madden Company, LLC, a Colorado limited liability company

            Address:  6400 S. Fiddler's Green Circle, Suite 1280
                      Englewood, Colorado 80111

LANDLORD'S
BROKER:     Cushman & Wakefield, Inc.

TENANT'S
BROKER:     CoRE Partners Inc.
(if any)

LEASED
PREMISES:   Suite Number: 600   Floor: 5th and 6th - primary Premises;
                                       1st - Distribution Space & Storage Space

            Address:  Fiddler's Green Center Building I
                      6399 South Fiddler's Green Circle, Suite 600
                      Englewood, Colorado 80111

            Tenant's Rentable Area: approximately 74,094 rentable square feet*

                                        *Includes STORAGE SPACE and DISTRIBUTION
                                        SPACE
                                        *See also Section 33 below
                                        *Subject to Tenant's and Landlords
                                        mutual agreement on a field measurement
                                        based on BOMA standard ANS 1-265.1 -
                                        1996, with common area factors of
                                        3.05% for full floor space and 10.38%
                                        for multi-tenant floors

LEASE
TERM:       Lease Commencement Date:    The date the Premises are Ready for
                                        Tenant, as defined in the Lease.

            Estimated Lease
            Commencement Date:          September 24, 1999

             Lease Expiration Date:     10th anniversary of the Commencement
                                        Date; provided that if the Commencement
                                        Date is other than the 1st day of a
                                        month, the Expiration Date shall be the
                                        last day of the month in which the 10th
                                        anniversary of the Commencement Date
                                        occurs.

             Lease Term:                10 Years

BASE RENT:   Payable in monthly
             installments as follows:

Space                  Period       Monthly         Annual         Per Sq. Ft.
-----                  ------       -------         ------         -----------
Primary*             Years 1-5    $143,108.58    $1,717,303.00        $24.50
Premises             Years 6-10   $157,711.50    $1,892,538.00        $27.00

Distribution Space** Years 1-10   $  1,833.33    $   22,000.00        $22.00
Storage Space        Years 1-10   $  5,000.00    $   60,000.00        $20.00

 *See Section 33 below
**See also Section 33 below

BASE OPERATING      Base Year: 2000
EXPENSES:           Tenant's Pro-Rata Share: 35.84%

SECURITY DEPOSIT:   N/A

PARKING SPACES:     Number of Parking Spaces: 280 total (i.e 4 per 1,000
                    rentable square feet) of which (i) 140 spaces (i.e., 2 per 1,000 rentable square feet) shall be provided as covered spaces within the first phase of the parking garage to be constructed on or before January 1, 2000 and the balance shall be uncovered spaces; (ii) 50% of the covered parking spaces shall be designated for Tenant's use and selected by Tenant on a first-choice basis in the south half of the ground level of the Phase I parking structure and the balance will be first-come, first-served; and (iii) up to 70 of the 140 uncovered parking spaces, (1 per 1,000 rentable square feet) may, at the Landlord's option, be located on the roof of the parking structure; provided however, to the extent the first phase of the parking structure is not completed on or before January 1,2000 (said date to be extended as a result of Excused Delays, as defined in the Work Letter) and as a result, the 140 covered spaces are not available for Tenant's use in the parking structure on or before such date (as the same may be extended), then Tenant shall be entitled to a one day's Base
                    Rent abatement for each day that such covered parking spaces are not completed. Further, Landlord agrees that Landlord shall use best efforts to arrange with the owner of the Plaza Tower One building to lease, at Landlord's sole cost and expense, 7 covered parking spaces (on a month-to-month, non-designated/first-come, first-served basis) for Tenant's use, starting on the Commencement Date through the date
                    Phase I of the parking garage is complete ("PTO Parking
                    Spaces"). If Landlord is unable to arrange for such PTO
                    Parking Spaces, Tenant may elect to make such arrangements itself and, if so, Landlord agrees to credit the costs thereof (not to exceed comparable market monthly covered parking charges) to the Base Rent hereunder.

                    Visitor Parking Spaces: A minimum of ten (10) parking spaces designated as general visitor parking spaces shall be situated near Building's entrance.

OPTIONS:            See Paragraphs 33 through 38 below

GUARANTOR:         Name N/A

THIS BASIC LEASE TERM SHEET, together with the General Provisions in Part II and any Exhibits as Part III, all constitute the entire lease between Tenant and Landlord for the Leased Premises, made and entered into as of the Lease Date.

                                     PART II

                               GENERAL PROVISIONS

     1. PREMISES; BUILDING; BUILDING COMPLEX; COMMON AREAS. In consideration of the payment of the Rent and the performance of Landlord and Tenant's obligations under the Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord the premises as described on the Basic Lease Term Sheet and as depicted on Exhibit A (the "Premises") located in Building A on the land described on Exhibit B (the "Building"), the parking as described on the Basic Lease Term Sheet (the covered portion thereof is generally planned as a two-story covered structure with a minimum of 158 covered spaces constructed approximately 80 feet from Building A), together with a non-exclusive right to use all common areas designated by Landlord for non-exclusive use of the tenants of the Building that Landlord will construct the Building substantially in accordance with the plans and specifications described on Exhibit C-1 ("Building Plans and Specifications") to the Work Letter (defined in Paragraph 4). The Building, additional buildings and structures owned by Landlord and located on the real property from time to time, the real property, plazas, landscaped and parking areas, drives and related easements, common areas, and appurtenances are hereinafter collectively sometimes called the "Building Complex" whether all or a part of it. The "Common Areas" include the exterior plazas, building entrances, walkways, driveways, elevators, stairways, common lobbies and corridors, and other areas designated from time-to-time by Landlord for the use of all tenants of the Building and/or Building Complex; but specifically excluding (without limitation) covered, handicapped and other parking reserved for visitors and for use by those other than Tenant.

All inspections of the Premises or Building Complex during construction under the Work Letter (defined in Paragraph 4) by Tenant its employees, architects, agents or representatives shall be at Tenant's sole risk, and Tenant shall indemnify and hold Landlord and its employees, partners, contractors, and Building Manager harmless from and against any and all injuries, death, damages, loss, claims, suits and liability arising out of any such inspection, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Tenant shall not prior to the Lease Commencement Date enter on the Premises or permit others to do so, except during normal work hours at the Premises and after prior notice to and approval by Landlord and Landlord's general contractor and subject to compliance with all safety requirements and other rules of Landlord and the general contractor and the requirements of their insurers and applicable laws and regulations.

     2. LEASE TERM. The term of the Lease shall commence at 12:01 a.m. on the Lease Commencement Date and shall terminate at 12:00 midnight on the Lease Expiration Date, as specified on the Basic Lease Term Sheet (the "Primary Lease Term"). The Primary Lease Term, as it may be extended, is referred to as the "Lease Term."

     3. RENT; SECURITY DEPOSIT.

        A. Base Rent. Tenant shall pay to Landlord base rent for the Premises ("Base Rent") as specified on the Basic Lease Term Sheet during the Primary Lease Term. All installments of Base Rent shall be payable in advance, on the first day of each calendar month during the Lease Term. All Base Rent and Additional Rent (as hereinafter defined), (collectively, "Rent") shall be paid without notice, demand, deduction, offset, or abatement (except as otherwise expressly provided in this Lease), at Landlord's address or at such other place as Landlord from time-to-time designates in writing. In no event will the total Rent to be paid by Tenant during any Lease Year ever be less than the Base Rent plus Tenant's Pro Rata Share of increases in Operating Expenses under Paragraph 5.

        B. Security Deposit. [Intentionally omitted.]

     4. TENANT FINISH AND ACCEPTANCE OF THE PREMISES.

        A. Landlord's Work. Landlord has agreed to make improvements or to perform remodeling work to the Premises and provisions with respect to such work are set forth in the work letter attached to this Lease as Exhibit C (the "Work Letter"). Other than as set forth in the Work Letter, Landlord shall have no obligations for any remodeling or other work in the Premises, and Tenant shall accept the Premises in their "as-is" condition on the date the Premises is Ready for Tenant.

        B. Postponement of Lease Commencement Date. If Landlord is to complete the work as set forth in the Work Letter and the Premises are not Ready for Tenant on the Estimated Lease Commencement Date (except as set forth in the Work Letter with respect to Excused Delay) the Lease Commencement Date shall be postponed until the earlier of: (i) the date the Premises are Ready for Tenant; or (ii) the date Tenant takes occupancy of any of the Premises, on which date all of the provisions of this Lease shall take effect, including the payment of Rent. If the Premises are not Ready for Tenant, the postponement of Tenant's obligation to pay Rent shall be in full settlement of all claims which Tenant might otherwise have by reason of the Premises not being Ready for Tenant on the Lease Commencement Date. "Ready for Tenant" shall mean the date that (i) Landlord has completed any Tenant Finish Work in the Premises to be performed by Landlord under the Work Letter and a certificate of occupancy for the Premises has been issued, and (ii) the Building's Common Areas and landscape areas are substantially complete in accordance with the Building Plans and Specifications. Notwithstanding the foregoing to the contrary, if the Premises are not Ready for Tenant on or before September 24, 1999 (such date shall be deemed extended by the number of days that the completion of the Premises are delayed due to any Excused Delay, as that term is defined in the Work Letter), Landlord shall reimburse Tenant any holdover rent it shall actually pay to its existing landlord, as evidenced by paid invoices, as a result of such delay; provided, that such reimbursement shall not exceed 200% of Tenant's then current monthly rent under the current year of its existing lease and such reimbursement obligation shall only be applicable until the date the Premises are Ready for Tenant; provided, further, that if the Premises are not Ready for Tenant on or before April 1, 2000, then Tenant shall have the option, by written notice delivered to Landlord on or before April 6, 2000, to elect to terminate this Lease.

        C. Partial Months; Lease Commencement Certificate. If the Lease Commencement Date does not begin on the first day of a month, Tenant shall pay proportionate Rent in advance for the partial month and the partial month shall be considered part of the first Lease Year (as defined in subparagraph 5.A). In the event the Lease Commencement Date is delayed, the Lease Expiration Date shall be extended so that the Primary Lease Term will continue for the full period set forth in the Basic Lease Term Sheet. At the request of either party, Landlord and Tenant shall execute a Lease Commencement Certificate, the form of which is attached hereto as Exhibit F, setting forth among other things the Lease Commencement Date and the Lease Expiration Date.

     5. OPERATING EXPENSES.

        A. Definitions Regarding Operating Expenses. The following terms have the following meanings with respect to their use in this Lease:

          (1) "Base Operating Expenses" is the per square foot amount of actual Operating Expenses for the Base Year specified on the Basic Lease Term Sheet multiplied by the Building Rentable Area. It is understood and acknowledged by Tenant that Landlord has not made any representation or given Tenant any assurances regarding current or Base Operating Expenses or Additional Rent resulting from the calculation of Base Operating Expenses (any estimates provided by Landlord are non-binding estimates only). In the event that the actual Operating Expenses during any year are less than the Base Operating Expenses, Tenant shall not be entitled to any refund, credit or other form of reimbursement.

          (2) "Building Rentable Area" means 206,734, which is the total rentable square footage of the Building. If there is a significant change in the Building Rentable Area as a result of an addition to the Building, partial destruction, modification to building design, or similar cause which causes a reduction or increase thereto on a permanent basis, Landlord shall make such adjustments in the computations as shall be necessary to provide for any such change.

          (3) "Tenant's Pro Rata Share" means the percentage specified on the Basic Lease Term Sheet. In the event Tenant, at any time during the Lease Term, leases additional space in the Building or the Premises are reduced, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then being leased by Tenant (including any additional space) by the Building Rentable Area, and the resulting percentage figure shall become Tenant's Pro Rata Share.

          (4) "Lease Year" means each calendar year during the Lease Term, except that the first Lease Year shall begin on the Lease Commencement Date and end on December 31 of that year, and the last Lease Year shall begin on January 1 of the calendar year in which this Lease expires or is terminated and end on the date it expires or terminates. If the first or last Lease Year is less than 12 months, Operating Expenses for these years shall be prorated.

          (5) "Operating Expenses" means all operating expenses of any kind or nature as reasonably determined by Landlord and which are incurred in connection with the ownership, operation and maintenance of the Building Complex. Operating Expenses shall include, but not be limited to:

               (a) All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including any taxes, assessments, reassessments, surcharges, imposition, or under any covenants, declarations, easements or restrictions, or other service, tax or other fees of a nature now in effect or which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments; provided, however, in no event shall the terms "taxes" or "assessments" include any federal or state income taxes levied or assessed on Landlord, unless those taxes are a substitute for real property taxes or any special assessments incurred to construct the Building Complex or acquire the Real Estate to do so (collectively referred to as "Taxes"). Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any Taxes shall be included in such computations. "Assessments" shall include general and special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district, against the Premises, the Building or Building Complex or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid and the taxes for the Base Year Building shall be set as though the Building is fully assessed during the Base Year. Provided that Tenant requests in a timely fashion, Tenant may request that Landlord protest the assessed valuation of the Building's tax parcel (real estate and improvements) whenever Tenant reasonably believes the assessed valuation is too high.

               (b) Costs of cleaning and other supplies, tools, materials and equipment;

               (c) Costs incurred in connection with obtaining and providing energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources as well as costs for heating, ventilation, and air conditioning services ("HVAC");

               (d) Costs of water and sanitary and storm drainage services;

               (e) Costs of security services, janitorial services and parking garage attendants;

               (f) Costs of maintenance, repairs, alterations, improvements and replacements, including materials, labor, equipment and maintenance contracts; and

               (g) Costs of maintenance and replacement of landscaping; and costs of maintenance, repair, resurfacing, striping and repairing parking areas and Common Areas, including trash, ice and snow removal;

               (h) Insurance premiums in connection with the insurance carried by Landlord in accordance with Paragraph 15, including fire and all-risk coverage, together with loss of rent endorsement; the part of any claim required to be paid under the deductible portion of any insurance policy carried by Landlord in connection with the Building Complex; public liability insurance and any other insurance carried by Landlord on the Building Complex;

               (i) Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, fringe benefits, pension, profit sharing for all individuals engaged in operating, maintaining or providing security, traffic control or other services and all legal fees and other costs or expenses incurred in resolving any labor dispute;

               (j) Professional building management fees and costs of Building management space occupied by the Building Manager or its agents;

               (k) Legal, accounting, inspection, and consultation fees (including fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex; and a general overhead and administrative charge equal to 2% percent of all Operating Costs.

               (l) The costs of capital improvements and structural repairs and replacements made in or to the Building Complex or the cost of any machinery or equipment installed in the Building Complex in order to conform to any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex ("Required Capital Improvement"); the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses ("Cost Savings Improvements"); and a reasonable annual reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building Complex. The expenditures for Cost Savings Improvements shall be limited in any year to the amount of the resulting reduction of Operating Expenses; and

               (m) The cost of space allocated to the portion of the Building utilized for the restaurant/delicatessen operation, unless such space is paid for by the operator of such operation, and limited to office space market rent, in effect from time to time, for no more than 750 rentable square feet.

               (n) In addition to those Operating Expenses related solely to the Building, Operating Expenses shall also include an equitable allocation of those operating expenses which relate to both the Building and other buildings, improvements, landscaping, parking improvements and real property comprising the Building Complex.

               (o) Any other expense which under generally accepted real estate standards for the metropolitan area where the Building is located would be considered Operating Expenses.

          (6) "Operating Expenses" shall not include (a) costs of work, including painting and decorating and tenant improvement work, which Landlord performs for any tenant in the Building which is not for the benefit of all or most tenants of the Building; (b) costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received by Landlord; (c) leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building; (d) costs of repairs or rebuilding necessitated by condemnation; (e) any interest on borrowed money or debt amortization on Landlord's mortgages on the Building, except as specifically set forth above; or (f) depreciation on the Building; (g) wages, salaries, fees, and fringe benefits paid to individuals who are executive personnel or officers or partners of Landlord (Tenant acknowledges that Building Manager is a Member of Landlord and will be paid a property management fee by Landlord); (h) other than as provided in Paragraph 5.A(5), any charge for depreciation of the Building or equipment and any interest or other financing charge; (i) any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business; (j) all costs for which Tenant or any other tenant in the Building is being charged other than pursuant to the operating expense clauses; (k) the costs of correcting defects in the construction of the Building, or in the building equipment, due to defective or illegal construction, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; (l) the cost of any repair made by Landlord because of the total or partial destruction of the Building, or the condemnation of a portion of the Building; (m) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building pursuant to clauses similar to this paragraph or the cost of any increase in insurance premiums to the extent that such increase is solely and directly attributable to the use, occupancy or activity of another Tenant in the Building; (n) other than Required Capital Improvements or Cost Savings Improvements, the cost of any additions or capital improvements to the Building subsequent to the date of original construction; (o) the cost of any removal, treatment or abatement of asbestos or any other hazardous substance or gas in the Building or on Tenant's Premises (however, to the extent such asbestos or hazardous substance results from Tenant's or its agents' actions or inactions, such costs shall be reimbursed to Landlord by Tenant as Tenant's direct expense); (p) any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship; (q) the cost of tools and equipment used initially in the construction of the Building; (r) the cost of alterations of space in the Building leased to other tenants; (s) the cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (t) ground rent or similar payments to a ground lessor; and (u) late payments charges and penalties.

     Further, Landlord may elect to cause the Building Complex to be annexed into the City of Greenwood Village ("City"). If so, the parties acknowledge that the City will impose on Tenant an Occupational Privilege Tax for each of Tenant's employees ("Head Tax") and a sale/use Tax on any tangible property purchased outside the City and utilized within the City for Tenant's business operations in the Premises ("Sales Tax"). Only during the initial term of the Premises, Landlord agrees to credit against Tenant Base Rent that amount paid by Tenant for its employers' share of the Head Tax. Further, only during the initial term of the Premises, Landlord agrees to likewise credit against Tenant's Base Rent, the Sales Tax paid by Tenant to the City during any calendar year limited, however, to only the amount of the Sales Tax imposed by the City on the first Two Million Dollars of such tangible property purchased by Tenant in any such calendar year. All amounts to be credited by Landlord hereunder shall be net of any rebate or abatement of Head Taxes and/or Sales Taxes provided to Tenant by the City pursuant to the terms of the Annexation Agreement annexing the Building Complex into the City. Tenant shall submit to Landlord in January of each calendar year during the Term, copies of all applicable reports pertaining to Tenant's payment of the Head Tax and Sales Tax, with supporting backup and cancelled checks filed with an paid to the City for the prior calendar year, and Landlord shall credit such amount paid by Tenant, and not subsequently rebated or abated by the City, to the Base Rent due and payable by Tenant in March of the then current calendar year.

          (7) For purposes of determining Tenant's Pro Rata Share of Excess Operating Expenses, as hereinafter defined in Paragraph 5.B, for each calendar year during the Term following the Base Year, increases in the Operating Expenses, excluding increases in those Operating Expenses identified in Paragraph 5.A(5)(a), (c), (d) and (h) and Required Capital Improvements as defined in Paragraph 5.A(5)(a)(l) above), (the "Capped Operating Expenses") shall be limited to the lesser of (a) the actual increase in said Capped Operating Expenses or (b) 125% of the percentage increase, if any, in the Consumer Price Index, as hereinafter defined, between the Base Consumer Price Index, as hereinafter defined, and each Adjustment Consumer Price Index, as hereinafter defined, throughout the initial Lease Term (i.e., if the Consumer Price Index increases by 3%, any increases in the total of the Capped Operating Expenses shall, for determining Tenant's Pro Rata Share, be deemed capped at 3.75%). "Consumer Price Index" shall mean the Revised Consumer Price Index, All Urban

Consumers index years 1982-84, for Denver-Boulder-Greeley, Colorado, as published by the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, including a change in the base index year, an adjustment shall be made by Landlord in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if such Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, or if equivalent data is not readily available to enable Landlord to make the adjustment referred to herein, then Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental authority or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication; provided, however, that Landlord may make adjustments to such substitute index necessary to produce substantially the same results as would have been obtained under the unavailable index. "Base Consumer Price Index" shall mean the Consumer Price Index for the calendar month immediately preceding the calendar month in which the Term commences. "Adjustment Consumer Price Index" shall mean the Consumer Price Index for the same calendar month as the Base Consumer Price Index during each year of the initial Lease Term following the year 2000.

        B. Payment of Excess Operating Expenses. It is hereby agreed that following the Base Year and continuing each month thereafter through the Lease Term, Tenant shall pay to Landlord as Additional Rent at the same time as Base Rent is paid an amount equal to 1/12 of Landlord's estimate of Tenant's Pro Rata Share of the increase in Operating Expenses for the particular Lease Year in excess of the Base Operating Expenses (the "Excess Operating Expense"). Landlord shall deliver to Tenant, as soon as practicable following the end of any Lease Year, an estimate of the Excess Operating Expenses for the new Lease Year (the "Budget Sheet"). Until receipt of the Budget Sheet, Tenant shall continue to pay its current monthly Tenant's Pro Rata Share of Excess Operating Expenses based upon the estimate for the preceding Lease Year. If the Budget Sheet reflects an estimate of Tenant's Pro Rata Share of Excess Operating Expenses for the new Lease Year greater than the amount actually paid to the date of receipt of the Budget Sheet for the new Lease Year, Tenant shall pay such amount to Landlord within 30 days of receipt of the Budget Sheet. Upon receipt of the Budget Sheet, Tenant shall thereafter pay the amount of its monthly Tenant's Pro Rata Share of the Excess Operating Expenses as set forth in the Budget Sheet. As soon as practicable following the end of any Lease Year, but not later than May 1, Landlord shall submit to Tenant a statement in reasonable detail describing the computations of the Excess Operating Expenses setting forth the exact amount of Tenant's Pro Rata Share of the increase, if any, in Operating Expenses for the Lease Year just completed, and the difference, if any, between the actual Tenant's Pro Rata Share of the increase in Operating Expenses for the Lease Year just completed and the estimated amount of Tenant's Pro Rata Share of the Excess Operating Expenses for such Lease Year (the "Statement"). Notwithstanding the foregoing, Landlord's failure to deliver the Statement to Tenant on or before May 1 shall not be a waiver of Landlord's rights under this Paragraph. If the actual Tenant's Pro Rata Share of the Excess Operating Expenses for the period covered by the Statement is higher than the estimated Tenant's Pro Rata Share of the Excess Operating Expenses which Tenant previously paid during the Lease Year just completed, Tenant shall pay to Landlord the difference within 30 days following receipt of the Statement from Landlord. If the actual Tenant's Pro Rata Share of the Excess Operating Expenses for the period covered by the Statement is less than the estimated Tenant's Pro Rata Share of the Excess Operating Expenses which Tenant previously paid during the Lease Year just completed, Landlord shall credit the excess against any sums then owing or next becoming due from Tenant under this Lease. In no event will Rent be less than Base Rent. In the event the Building is not fully occupied during any particular Lease Year, Landlord shall adjust those Operating Expenses which are affected by the occupancy rates for the particular Lease Year (including the Base Year), or part of it, as the case may be, to reflect an occupancy of 95% percent of the Building Rentable Area.

        C. Partial Years. If the Lease Term covers a period of less than a full calendar year during the first or last Lease Years, Tenant's Pro Rata Share of the increase in Operating Expenses for the partial year shall be calculated by proportionately reducing Operating Expenses to reflect the number of months in that year.

        D. Survival of Tenant's Obligation. Landlord's and Tenant's responsibilities with respect to the Excess Operating Expense survive the expiration or termination of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure Tenant's obligations attributable to the Lease Year in which this Lease terminates.

        E. Tenant's Right to Question Excess Operating Expenses. If Tenant questions the amount of Excess Operating Expenses as shown by the Statement, Tenant shall notify Landlord within 30 days after receipt of the Statement. If Tenant does not give Landlord notice within that time period, Tenant shall have waived its right to dispute the Statement. If Tenant timely gives notice, it shall have 90 days after giving notice to hire, at Tenant's sole expense, an accredited member of the Colorado Society of CPA's ("Tenant's Accountants"), to examine Landlord's books and records for the purpose of verifying the accuracy of the Statement. If Tenant's Accountants determine that an error has been made, notice describing the error in reasonable detail must be given to Landlord during that 90-day period, or the right to question the Statement shall be waived; and if such a notice is given, Landlord and Tenant shall endeavor to agree upon the matter within the following 30 days. All information disclosed to Tenant or Tenant's Accountants in connection with any such review shall be kept confidential by Tenant and Tenant's Accountants and shall not be disclosed or used by Tenant or Tenant's Accountants for any reason other than to verify information set forth in the Statement. Notwithstanding the pendency of any dispute over any particular Statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of Additional Rent based upon the Statement until the dispute is resolved. Delay by Landlord in submitting any Statement for any Lease Year shall not affect the provisions of this Paragraph or constitute a waiver of Landlord's rights as set forth herein for that or any subsequent Lease Year.

        F. Operating Expense Adjustments. Notwithstanding anything in this Lease to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a "net" basis, or provides for a different basis of computation for any Operating Expenses with respect to its leased premises, then, to the extent that Landlord determines that an adjustment should be made in making the computations of Operating Expenses under this Lease, Landlord may modify the computation of Base Operating Expenses, Building Rentable Area, and Operating Expenses for any Lease Year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by that tenant. Furthermore, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this Paragraph as shall be reasonably necessary to achieve the intent of this Lease or the intention of the parties hereto.

     6. SERVICES.

        A. Landlord's Services. Subject to the provisions of subparagraph 6D, Landlord in accordance with standards established by Landlord from time to time for the Building, agrees: (1) to furnish running water for use in lavatories and drinking fountains (and to the Premises if the Space Plans for the Premises so provide); (2) to furnish, during Ordinary Business Hours, as hereinafter defined, heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, provided that during Ordinary Business Hours Landlord shall use reasonable efforts to cause the temperature within the Premises to be within the range of 68 degrees to 74 degrees Fahrenheit ("Premises Temperature Range"). Further, if (i) the requirements of this Lease for occupancy and use of the Premises are complied with by Tenant, and (ii) the Premises are used only for standard office use and in accordance with Building HVAC design specification and assumptions, as set forth in Exhibit G attached, then, if a substantial portion of the Premises' (10% or more of the square footage of the Premises) temperature is outside the Premises' Temperature Range for one (1) entire consecutive business day (during that day's entire Ordinary Business Hours, as hereinafter defined), following Landlord receipt of written notice (delivered pursuant to the notice requirements hereof, along with reasonable third-party evidence establishing the same), the Base Rent hereunder (pro rata as to the affected square footage area within the Premise) shall be abated, per diem, for each business day after receipt of said notice that the temperature of the Premises falls outside of the Premises Temperature Range, which abatement shall be Tenant's sole and exclusive remedy. Notwithstanding the foregoing to the contrary, if the reason the Premises' temperature falls outside of the Premises Temperature Range is due to a power failure to the Building or other force majeure event, the foregoing abatement shall not be available to the Tenant. Finally, Tenant acknowledges that Tenant shall use commercially reasonable judgment in determining the need to notify the Landlord under the above provisions, recognizing the rapid changes in outside climate and temperature may result in short-lived temperature drops or increases in the Premises, which the Building's HVAC system will compensate for within typical system recovery times; (3) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises and such elevators to be equipped (i) so that at least one elevator returns to the sixth floor when elevators are not in use and (ii) to provide restricted access to the fifth and sixth floors of the Premises; provided, however, that if Tenant elects to reduce the Premises, as hereinafter provided in Paragraph 33, then such restricted access shall only be applicable to the sixth floor of the Premises; (4) to provide to the Premises the standard janitorial services provided for other tenants of the Building (including such window washing of the outside of exterior windows as may, in the judgment of Landlord, be reasonably required), after Ordinary Business Hours five days each week, excluding Holidays; (5) to cause electric current to be supplied to the Premises for all of Tenant's Standard Electrical Usage; (6) to provide controlled access services for the Building Complex; and (7) to use best efforts to cause the operation of an automatic teller machine and restaurant/ delicatessen operation for tenants and invitees; provided, however, that Tenant acknowledges that such services may be periodically unavailable due the operators thereof, from time to time, electing to quit or being terminated by Landlord. "Tenant's Standard Electrical Usage" means electrical consumption for the standard tenant lighting used in the Building and ordinary office equipment that operates on standard 110 voltage (and/or Tenant's Standard Equipment, as hereinafter defined, even if the same does not operate on standard 110 voltage) and does not require special or additional ventilation or air conditioning and shall be equal to at least an average of 8 kilowatts per rentable square foot within the Premises. "Ordinary Business Hours" as used herein means 7:00 a.m. to 7:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays, Holidays excepted. "Holidays," as used herein, means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays as may be observed by national banks in Denver, Colorado. Notwithstanding the foregoing, Tenant and its employees shall be provided means of access to the Building and associated parking structure at all times outside of Ordinary Business Hours, upon compliance with Landlord's after-hours access regulation. The definitions of Tenant's Standard Electrical Usage, Ordinary Business Hours, Holidays and Excess Usage, as hereinafter defined, shall be uniform as to all tenants in the Building.

        B. Excess Usage. "Excess Usage" means any usage of electricity (1) during other than Ordinary Business Hours; or (2) in an amount in excess of Tenant's Standard Electrical Usage; or (3) for "Special Equipment"; or (4) for any requirement for standard HVAC services during other than Ordinary Business Hours. "Special Equipment" means (a) any equipment requiring a voltage other than 110 volts, single phase, or (b) equipment that requires the use of self-contained HVAC units; provided, however, that notwithstanding the foregoing to the contrary, the term Special Equipment shall not include laser jet printers, copy machines, computer servers or APC UPS Units ("Tenant's Standard Equipment"). If Tenant desires Excess Usage, it shall give Landlord at least 24 hours prior notice, and Landlord shall use reasonable efforts to supply it, at the expense of Tenant, at Landlord's actual out-of-pocket expense, without mark-up. Tenant shall reimburse Landlord for reasonable costs incurred by Landlord in providing services for Excess Usage. Reasonable costs shall include Landlord's costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe benefits and overhead costs). Computation of Landlord's cost for providing Excess Usage will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord may determine is necessary, as a result of Tenant's Excess Usage. Prior to installation or use by Tenant of any equipment which will result in Excess Usage or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent. In addition, Landlord shall have the right, if it determines based on its reasonable judgment that Tenant is using electric current in excess of Tenant's Standard Electrical Usage, to require Tenant at Tenant's sole cost and expense, to install a check meter and/or flow meter to determine the amount of such Excess Usage, and the cost of the check meter and/or flow meter, including monitoring, installation and repair, shall be paid by Tenant. Landlord shall use reasonable efforts to cause the Building to be equipped with uninterrupted power supply system.

        C. Additional Services to Tenant. If Tenant requires janitorial or other services in addition to those required to be provided to all other tenants of the Building, Tenant shall pay for those services monthly as Additional Rent. In addition, Tenant shall pay as Additional Rent monthly with Base Rent any and all charges for utility services supplied and materials furnished directly to the Premises. It is also understood and agreed that Tenant shall pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than the standard tenant lighting used in the Building.

        D. Interruption of Services. Landlord may discontinue, reduce, or curtail heating, air conditioning, elevator, electrical, janitorial, lighting, or other services, or any of them, at such times as it may be necessary by reason of accident, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of Laws (as hereinafter defined) or due to any other happening beyond the control of Landlord. In the event of any interruption, reduction, or discontinuance of Landlord's services Landlord shall, if possible, give advance notice to Tenant, but Landlord shall not be liable for damages to Tenant or any other party as a result thereof nor shall the occurrence of any such event in any way be construed as an eviction of Tenant, cause or permit an abatement, reduction or set off of Rent, or operate to release Tenant from any of Tenant's obligations under this Lease.

        E. Notice to Landlord. Tenant shall promptly notify Landlord or the Building Manager of any interruption in the Building services or of any defects in the Building or Building systems of which Tenant becomes aware and of which Landlord is not aware, including defects in pipes, electric wiring, and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition of which it becomes aware which may cause injury or damage to the Building, the Building Complex, or to any person or property.

     7. QUIET ENJOYMENT. Subject to the provisions of this Lease, all Laws and any mortgage, easement, covenants, reservations or other encumbrances on the Building Complex, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Lease Term against any person claiming under Landlord, so long as Tenant complies with its obligations to pay Rent and performs all of its other obligations under this Lease. Landlord shall use reasonable efforts to cause any party whose construction activities in the Building result in extraordinary construction noise to conduct those such extraordinary construction noise activities at times other than Ordinary Business Hours. Further, Landlord represents that the roof-top HVAC units background sound levels will not exceed ASHRAE guidelines for Office Buildings as published in the 1995 HVAC Applications Handbook, Chapter 43, Table 2.

     8. USE AND OCCUPANCY. The Premises shall be used and occupied as business offices for the operation of Tenant's consulting and computer system integration services as related to the GIS industry (the "Permitted Use") and for no other purpose, and Tenant shall use it in a careful, safe, and proper manner, and pay on demand for any damage, including repair of damage, to the Building Complex caused by the use, act or neglect by Tenant, Tenant's agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant. Tenant shall at its sole cost, comply with all applicable federal, state, city, quasi-governmental and utility provider laws, statutes, ordinances, orders, codes, rules, regulations, covenants and restrictions now or hereafter in effect, including the Americans With Disabilities Act ("ADA") and all environmental laws (collectively referred to as "Laws") applicable to Tenant's use, occupancy or alteration of the Premises, and Tenant shall obtain all permits or licenses required for its business conducted at the Premises; provided, however, that Landlord, at its sole cost and expense, shall use its best efforts to cause the architect to design the Tenant Finish Work and the Building to be in compliance with the ADA as interpreted on the date hereof. Tenant shall not commit waste or permit waste to be committed or cause or permit any unpleasant odor or noise or other nuisance in or from the Premises or on the Building Complex. Tenant shall not use the Premises for any use that causes an increase in rates or cancellation of any insurance policy covering the Building Complex. Tenant shall not store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises or the Building Complex any article or substance prohibited by any insurance policy covering the Building Complex or the Premises nor shall Tenant keep, store, produce, dispose of or release on, in or from the Premises or the Building Complex (or allow others to do so) any substance which may be deemed an infectious waste, hazardous waste, hazardous or toxic material, or hazardous substance under any Laws (collectively called "Hazardous Materials") except customary office and cleaning supplies stored and used in accordance with Laws. Tenant represents and warrants to Landlord that it shall not bring onto or allow other to bring any Hazardous Materials onto the Building Complex, and that it has received no notice or complaint from any governmental authority or third party that the business it intends to operate in the Premises or that any property or materials it intends to keep or allow on the Building Complex or in the Premises is a Hazardous Material or violates any Laws. Tenant shall give prompt notice to Landlord of any such notice or complaint it has received or does receive in the future. Tenant shall pay when due any taxes assessed with respect to Tenant's use or occupancy of the Premises and Tenant's Property (as defined in Paragraph 10) and any Alterations made by Tenant.

     9. MAINTENANCE AND REPAIRS.

        A. Landlord's Obligations. Landlord shall, subject to reimbursement as part of Operating Expenses, to the extent deemed reasonably necessary by Landlord for operations of the Building Complex, repair and maintain: the structural portions of the Building, elevators and escalators (if any), plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord, the Building roof, the curtain wall, including all glass connections at the perimeter of the Building, all exterior doors, including any exterior plate glass within the Building, Building telephone and electrical closets owned or operated by Landlord, the Common Areas of the Building Complex, landscaping, and interior portions of the Building above and below grade which are not within space leased to Tenant or other tenants in the Building. Landlord shall have no obligation to make improvements to or to repair or maintain the Premises during the Lease Term except as expressly required in this Lease or in the Work Letter.

        B. Tenant's Obligations. Tenant, at Tenant's sole cost and expense, except for services furnished by Landlord pursuant to Paragraph 6 and Landlord's obligations under Paragraph 9A, shall maintain, in good order, condition, repair, and appearance the Premises, including the interior surfaces of the ceilings (if damaged or discolored due in whole or in part to the act, neglect, omission or fault of Tenant), walls and floors, all doors, interior glass partitions or glass surfaces (not exterior windows) and pipes, electrical wiring, switches, fixtures and other special items exclusively serving the Premises, subject to the provisions of Paragraph 14. In the event Tenant fails to maintain the Premises as required by this Paragraph, Landlord shall give Tenant notice to do such acts as are required by this Paragraph. If within a reasonable time not to exceed 30 days following Landlord's notice, Tenant fails to perform its obligations under this Paragraph, or if those obligations cannot reasonably be completed within 30 days, fails to promptly commence such work and diligently pursue it to completion within a reasonable time not to exceed 90 days, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform those obligations, without curing Tenant's default. The funds so expended plus 20% of such amounts as an overhead/administrative charge shall be due and payable by Tenant within 10 days after receipt of Landlord's invoice. In addition to the foregoing, Landlord shall install, at its sole cost and expense, surveillance cameras (with video components and with a monitor screen(s) installed in the Premises) adjacent to the Building elevators on the floors of the Building which include the office space portions of the Premises ("Surveillance System"). Tenant, at its sole cost and expense, shall be responsible for the monitoring, operation and maintenance of such Surveillance System.

     10. ALTERATIONS AND ADDITIONS.

        A. Alterations by Tenant. Except as expressly provided in the Work Letter, Tenant shall make no alterations, additions or improvements to the Premises or the Building Complex (the "Alterations"), including the installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant's usage of electricity beyond Tenant's Standard Electrical

Usage without obtaining the prior written consent of Landlord. Tenant shall submit any such reasonable request to Landlord at least 30 days prior to the commencement of the Alterations. Landlord may impose, as a condition to its consent, and at Tenant's sole cost, such requirements as Landlord may deem necessary in its judgment, including the manner in which the Alterations are done, the times during which the work is to be accomplished, approval of all plans and specifications, and the procurement of all licenses and permits. Landlord shall be entitled to or to require Tenant to post notices on and about the Premises with respect to Landlord's non-liability for the Alterations and Tenant shall not permit those notices to be defaced or removed. Tenant further agrees not to connect any apparatus, machinery or device to the Building systems, including electric wires, water pipes, fire, safety, heating and mechanical systems, without the prior written consent of Landlord. Alterations which Tenant is permitted to make shall be performed in a good and workmanlike manner and in compliance with this Lease.

     If Landlord permits any Alterations, then prior to the commencement of those Alterations, Tenant shall deliver to Landlord certificates (and copies of the policies if requested by Landlord) issued by insurance companies qualified to do business in the state where the Premises are located evidencing that workmen's compensation, public liability insurance and property damage insurance, builder's risk coverage (if applicable) all in amounts, with companies and on forms satisfactory to Landlord, are in force and maintained by all such contractors and subcontractors engaged by Tenant to perform the work. All such policies shall name Landlord as an additional insured and shall provide that they may not be canceled or modified without 30 days' prior notice to Landlord.

     Tenant, at its sole cost and expense, shall cause any permitted Alterations to be performed in compliance with all applicable requirements of insurance policies, Laws, and governmental bodies having jurisdiction, in such manner as not to interfere with other tenants or interfere with, delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building Complex, and so as to maintain harmonious labor relations in the Building and to not disturb other tenants' use of their premises or interfere with Landlord's operation of the Building Complex. In addition, Tenant, at its sole cost and expense, shall be responsible for the acquisition of auxiliary aids, required under the ADA, including all Alterations required: (i) as a result of Tenant, or any subtenant, assignee or concessionaire, being a Public Accommodation (as defined in the ADA); (ii) as a result of the Premises being a Commercial Facility (as defined in the ADA); (iii) as a result of any leasehold improvements made to the Premises by or on behalf of Tenant, or any subtenant, assignee or concessionaire (whether or not Landlord's consent to such leasehold improvements was obtained); or (iv) as a result of the employment by Tenant, or any subtenant, assignee or concessionaire, of any individual with a disability.

        B. Ownership and Removal of Alterations. All Alterations, whether made by Landlord or Tenant, including all counters, screens, grilles, cabinetry work, partitions, paneling, carpeting, drapes or other window coverings and light fixtures (but not including Tenant's Property, as defined below), shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises without disturbance or injury, at the end of the Lease Term. All movable partitions, machines, furniture/cabinets/ screens (even if attached to the Premises) and equipment which are installed in the Premises by or for Tenant, without expense to Landlord, which can be removed without damage to or defacement of the Building or the Premises, and all unattached furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the Lease Term, subject to the provisions of this Lease. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building Complex or the Premises resulting from the removal.

        C. Landlord's ADA Alterations. Landlord shall, subject to reimbursement as part of Operating Expenses, be responsible for any alterations, modifications or improvements to any Common Areas of the Building Complex which are required by the ADA. Landlord warrants that the design of the Building will comply with the ADA as currently enacted and interpreted on the date hereof.

     11. ENTRY BY LANDLORD. Landlord, the Building Manager and their employees, contractors and agents shall have the right to enter the Premises at all reasonable times after advance notice to Tenant (except in the case of an emergency or to provide janitorial services, which shall require no notice) for the purpose of inspecting it, to supply any services to be provided by Landlord, to show it to prospective purchasers, investors or Mortgagees, to make such alterations, repairs, maintenance, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable, and during the last 270 days of the Lease Term or after an Event of Default to show it to prospective tenants. However, exclusive of emergency situations, Landlord shall not enter the Premises when Tenant or Tenant's representative is not present without the prior consent of Tenant. Any such entry shall not entitle Tenant to an abatement of Rent or any other claim against Landlord, except for Landlord's gross negligence or willful misconduct.

     12. MECHANICS LIENS. Tenant has no right or authority to impose or permit any lien or claim against the Premises, the Building, the Building Complex or its interest in or under this Lease. Tenant shall pay all costs for work done by or for Tenant in the Premises (including work performed by Landlord or its contractor at Tenant's request following the commencement of the Primary Lease
Term) and Tenant will keep the Premises and the Building Complex free and clear of all mechanics' and other liens on account of work done by or for Tenant or persons claiming under it, excluding any Tenant Finish Work performed by Landlord pursuant to the Work Letter. Tenant agrees to indemnify, defend, and save Landlord harmless of and from all liability, loss, damage, costs, or expenses, including attorneys' fees, on account of any claims of any nature whatsoever for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. Should any such claims be made or liens be recorded against the Premises, the Building or the Building Complex or should any action affecting the title thereto be commenced as a result of any such work, Tenant shall cause the claim to be satisfied before being recorded, or if the claim or lien is recorded to be removed of record within five days after recording. If Tenant desires to contest any claim or lien, Tenant shall give notice to Landlord of Tenant's intent to contest it and, within five days after the recording of any such liens, Tenant shall either furnish to Landlord adequate security satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs and interest or bond over any lien under CRS 38-22-131 and as soon as possible thereby have the lien against the Premises, Building and Building Complex discharged and released in full. If a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall immediately pay and satisfy it. If Tenant fails to pay any amount in the time periods provided herein, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, plus 20% of such amounts as an overhead/administration charge, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.

     13. SUBLETTING AND ASSIGNMENT.

        A. Tenant's Right. Tenant cannot assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord, not to be unreasonably withheld. If Tenant wants to assign this Lease or sublet all or a portion of the Premises, Tenant shall first notify Landlord in writing of the name of the proposed assignee or sub-tenant and the proposed use of the Premises, and provide such financial and other information as Landlord may reasonably require about the proposed assignee or subtenant. It shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or sublease if (i) the reputation, financial responsibility, or business of the proposed assignee or subtenant is unacceptable to Landlord; (ii) the intended use of the Premises by the proposed assignee or subtenant either (a) violates any exclusivity rights granted by Landlord to other tenants in the Building Complex, or (b) violates any Laws or requires modifications to the Premises or the Building Complex to comply with Laws; or (iii) if the proposed assignee or subtenant is a present tenant of the Building currently negotiating with Landlord for renewal or expansion. Tenant shall have no right to assign this Lease or sublet any part of the Premises if a notice of default has been delivered by Landlord to Tenant, which default has not been cured, or if an Event of Default exists under this Lease, either at the time of Tenant's request for Landlord's consent to an assignment or sublease or at the time the assignment or sublease is scheduled to commence.

        B. Other Restrictions; What Constitutes an Assignment. Any assignment or subletting consented to by Landlord shall be in writing in a form acceptable to Landlord. This Lease cannot be assigned or sublet by operation of law. Any transfer of this Lease by a sale of all or substantially all of Tenant's assets, merger, consolidation, liquidation, or change in ownership of or power to vote the majority of outstanding stock of Tenant or, if Tenant is a partnership, any withdrawal, replacement, or substitution of any partner or partners, either general or limited, whether as the result of a single or series of transactions, shall constitute an assignment for purposes of this Paragraph. Any assignment or subletting shall not affect the liability of the Tenant under this Lease or release Tenant from its obligations. Consent by Landlord to any assignment or sublease shall not relieve the Tenant from the requirement of obtaining the prior written consent of Landlord to any subsequent assignment or subletting and Landlord's consent to one assignment or subletting shall not waive Landlord's right to refuse to consent to a subsequent request. If Landlord consents to Tenant's request to assign this Lease or sublet all or a portion of the Premises, Tenant shall pay Landlord, at the time consent is given, in consideration for Landlord's written consent to the assignment or sublease, an amount equal to $500 as a subletting/assignment fee. In addition, Tenant or Tenant's assignee or sublessee shall be solely responsible for all costs incurred in altering the Premises to conform to Laws due to any change in the intended use of the Premises.

        C. Certain Subleases. Notwithstanding the above, if Tenant requests Landlord's consent to sublet 25% or more of the Premises, Landlord may refuse to grant consent in its sole discretion and may terminate this Lease as to that portion of the Premises; provided, however, if Landlord does not consent and elects to terminate the Lease as to that portion, Tenant may within 15 days after notice from Landlord to this effect withdraw Tenant's request for consent. If Landlord elects to terminate under this Paragraph, it shall be effective on the date designated in a notice from Landlord.

        D. Related Corporation Assignment. Notwithstanding anything to the contrary set forth in this Section, and subject to all of the provisions of this Lease, Tenant may assign this Lease to or permit any corporation or other business entities which control, are controlled by, or are under common control with Tenant (each, a "Related Corporation") to sublet the Premises for any of the purposes permitted to Tenant under this Lease (subject, however, to compliance with Tenant's obligations under this Lease) provided that (a) Tenant shall not then be in default (after any applicable grace and/or cure periods in the performance of any of its obligations under this Lease), (b) prior to such assignment or subletting, Tenant furnishes Landlord with the name of any such Related Corporation, together with the written certification of Tenant that such entity is a Related Corporation of Tenant, and (c) in the reasonable judgment of Landlord, the proposed assignee or subtenant is in keeping with the reasonable standards of Landlord for the Building. Any such subletting shall not be deemed to vest in any such Related Corporation any right or interest in this Lease or the Premises nor shall any such subletting or assignment relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than 51% of all of the legal and equitable interest in any other business entities. Further, notwithstanding anything contained herein to the contrary, the provisions of this Paragraph 13 shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the Tenant's net worth on the date hereof, and proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Further, notwithstanding anything contained herein to the contrary, the provisions of Paragraph 13.A. shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events, the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (i) Tenant's net worth on the date hereof or (ii) Tenant's net worth on the date of such merger or consolidation, and proof satisfactory to Landlord shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

        E. Excess Rent. If the Rent and other sums payable to Tenant by an assignee or sublessee for or in connection with an assignment of this Lease or the sublease of all or any part of the Premises shall be in excess (the "Excess") of the Base Rent and Tenant's Pro Rata Share payments provided for - in this Lease (allocated on a per square foot basis in the event of a sublease of less than all of the Premises), Tenant shall so notify Landlord and, after deducting its reasonable leasing costs, shall pay Landlord 50% of the Excess as and when received by Tenant. After a default by Tenant under this Lease, Landlord shall have the right to collect any Base Rent directly from any subtenant (or from any assignee from which is it not already collecting directly).

     14. DAMAGE TO PROPERTY; CLAIMS.

         A. Landlord Not Liable. Neither Landlord nor the Building Manager or their employees or agents shall have any liability for, and Tenant shall neither hold nor attempt to hold Landlord the Building Manager and their employees and agents liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to or within the Premises, to Tenant's Property or other personal property of Tenant or others kept in the Premises or stored in other parts of the Building and/or Common Areas, or for property of Tenant or others entrusted to employees of the Building, or for loss of property by theft or otherwise (including loss or damage in the parking areas) whether by reason of the negligence or default of Landlord, other occupants or any other person or otherwise, and the keeping or storing of all property of Tenant in the Building, Common Areas and/or Premises shall be at the sole risk of Tenant, unless caused by the gross negligence or willful misconduct of Landlord.

         B. Tenant's Indemnity. Subject to provisions of Paragraph 15C, Tenant hereby agrees to indemnify, defend, and save Landlord and Building Manager harmless of and from all actions, suits, fines, penalties, liability, loss, damages, costs, or expenses, including reasonable attorneys' fees, resulting from Tenant's use or occupancy of the Premises, or on account of injuries to the person or property of Tenant or any third party, including any other tenant in the Building Complex or to any other person rightfully in the Building Complex for any purpose whatsoever, where the injuries are caused by the negligence or willful misconduct of the Tenant, Tenant's agents, subcontractors or employees (excluding business invitees), or resulting from any breach of this Lease by Tenant.

     15. INSURANCE.

         A. Landlord's Insurance. Landlord agrees to carry and maintain commercial general liability insurance against personal injury, including death and property damage, in or about the Building Complex (excluding Tenant's Property), in such amounts as Landlord deems appropriate. Landlord shall maintain casualty insurance for the Building Complex, the shell and core of the Building and the Premises (other than the insurance Tenant is required to carry on the Premises) in such amounts, from such companies, and on such terms and conditions, including insurance for loss of Rent, as Landlord deems appropriate from time to time.

         B. Tenant's Insurance. Tenant shall, at its own cost, at all times during the Lease Term, procure and maintain workmen's compensation insurance in the maximum statutory amount covering all persons employed by Tenant, insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") for the full replacement cost of Tenant's Property and the contents of the Premises including damage due to water leakage, in an amount equal to their full replacement cost, and commercial general liability insurance, including coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusions deleted), products and completed operations, contractual liability, owner's protective liability, and broad form property damage with the following limits of liability: $2,000,000.00 each occurrence combined single limit for bodily injury, property damage and personal injury; $2,000,000.00 aggregate for bodily injury and property damage for products and completed operations. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in the State where the Premises are located, with general policyholder's ratings of not less than AA+ and a financial rating of not less than "XI' in the most current available Best's Insurance Reports, and shall be otherwise satisfactory to Landlord. All such policies (except workmen's compensation) shall name Landlord and Building Manager as additional insureds, and shall provide they cannot be canceled or altered except upon 30 days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance carried by Landlord. If Tenant obtains any general liability insurance policy on a claims-made basis, Tenant shall provide continuous liability coverage for claims arising during the entire Lease Term, regardless of when the claims are made, either by obtaining an endorsement providing for an unlimited extended reporting period in the event any such policy is canceled or not renewed for any reason whatsoever or by obtaining new coverage with a retroactive date the same as or earlier than the expiration date of the canceled or expired policy. Tenant shall provide certificate(s), and if requested copies of the policies, of such insurance to Landlord upon commencement of the Lease Term and at least 30 days prior to their renewal date and such certificate(s) and policies shall name Landlord and Building Manager as additional insureds, in addition to the other requirements herein. The limits of Tenant's insurance shall not, under any circumstances, limit the liability of Tenant under this Lease.

         C. Waiver of Claims and Subrogation. Each party hereby waives and releases the other party and its respective officers, directors, partners, members, agents, representatives and employees, from any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction to its real and personal property (including the Building, Building Complex, Premises and Tenant's Property) or for loss of business arising out of or related to the use and occupancy of the Premises occurring during the Lease Term which is insured or capable of being insured against under insurance required under this Paragraph. Tenant also waives all such rights of recovery against the Building Manager. Each party shall notify its insurance carrier of this waiver provision and obtain an appropriate waiver of subrogation provision in its policies.

     16. DAMAGE OR DESTRUCTION TO BUILDING.

         A. Repair of Damage. In the event that the Premises or the Building is damaged by fire or other insured casualty, the damage shall be repaired by and at the expense of Landlord, provided that the Premises can be made fit for occupancy, within 180 days after the occurrence of the damage without the payment of overtime or other premiums. Until the repairs and restoration are completed, Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business as the result of the casualty (but there shall be no abatement of Rent by reason of any portion of the Premises being unusable for a period of five days or less or as set forth below). Landlord agrees to notify ("Landlord's Notice") Tenant within 60 days after the casualty of the approximate length of time Landlord estimates will be required to complete the repairs and restoration, and if Landlord therein estimates that it will be unable to repair and restore the Premises within 180 days, Landlord, in its Landlord's Notice or Tenant in a notice given to Landlord within 15 days thereafter (or within 75 days after the casualty if Landlord fails to provide Landlord's Notice, unless the repairs are in fact complete within said 75-day period), may terminate this Lease effective 30 days from the date of such notice (the "Termination Date"). However, Tenant may not terminate this Lease or receive an abatement of Rent, as above stated, if the damage to the Premises or the Building is in whole or in part the result of the act, omission, fault or negligence of Tenant, its agents, contractors or employees. In the event this Lease is terminated, Tenant shall pay Rent until the Termination Date and shall forthwith surrender the Premises in accordance with Paragraph 21A. If Tenant fails so to surrender the Premises, Landlord may reenter and take possession of the Premises and remove Tenant and the property and Alterations Tenant is required to remove under Paragraph 10, at Tenant's expense. Except as provided in this Paragraph, there shall be no abatement of rent and no liability of Landlord by reason of any damage to or interference with Tenant's business or property arising from the casualty or the making of any such repairs, alterations or improvements in or to the Building Complex or Premises. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, or any Alterations installed in the Premises by or on behalf of Tenant, and that Landlord shall not be obligated to repair any damage or replace any of Tenant's Property or any such Alterations, which shall be Tenant's responsibility.

     17. CONDEMNATION. If the entire Premises or substantially all of the Premises or any portion of the Building Complex which shall render the Premises untenantable shall be taken by eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within 30 days after such taking or conveyance, shall as of the date Tenant is dispossessed of the Premises terminate and the Rent shall be apportioned as of that date; and Tenant shall surrender the Premises as required in this Lease to Landlord and Landlord may reenter and take possession of the Premises on that date. In the event less than all of the Premises shall be taken by that proceeding, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking. In the event of any such taking or conveyance, Landlord shall receive the entire award or consideration for the portion of the Building or Building Complex so taken, and Tenant may claim separately for loss of personal property and moving expenses.

     18. ESTOPPEL CERTIFICATE.

         A. Duty to Provide. Tenant agrees at any time and from time to time on or before five days after written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified, and stating the modifications),
(ii) that there have been no defaults by Landlord (to the best of Tenant's knowledge) or by Tenant (or, if there have been defaults, describing the default), (iii) the date to which Rent and other charges have been paid in advance, if any, (iv) that Tenant claims no present charge, lien, claim or offset against Rent, (v) that Rent is not prepaid for more than one month in advance, and (vi) such other matters as may be reasonably required by Landlord, any Mortgagee or prospective Mortgagee, or any potential purchaser of the Building. It is intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest, or by any Mortgagee or prospective Mortgagee.

         B. Tenant's Failure to Deliver. Tenant acknowledges that it may be difficult, if not impossible, for Landlord to sell or finance the Building without such an estoppel certificate from Tenant, and that Landlord would not enter into this Lease without Tenant's agreement to provide such an estoppel certificate. If Tenant shall fail to execute, acknowledge and deliver to Landlord any estoppel on or before the expiration of the 5-day period provided under Paragraph 18A above, Landlord shall again provide written request to Tenant delivered in accordance with the provisions of Paragraph 23 below and if Tenant fails to execute, acknowledge and deliver to Landlord such estoppel on or before 5 days after said second request therefor, it shall be deemed both (1) as Tenant's affirmation of the provisions of the estoppel, including that (a) this Lease is in full force and effect, (b) there are no breaches or defaults on the part of Landlord, and (c) no more than one month's rent has been paid in advance; and (2) that Tenant has appointed Landlord as Tenant's attorney-in-fact to execute said estoppel certificate in Tenant's stead and place.

     19. DEFAULT BY TENANT.

         A. Event of Default. Each one of the following events is referred to as an "Event of Default":

            (1) Any failure by Tenant to pay Rent on the due date unless the failure is cured within 5 business days after notice by Landlord; however, Tenant is not entitled to more than three notices of delinquent payments of Rent during any calendar year and, if thereafter during that calendar year any Rent is not paid when due, an Event of Default shall automatically occur;

            (2) If Tenant's interest in this Lease or in the Premises, or if all or a substantial part of Tenant's Property, is seized or taken by process of law or otherwise and is not released within 15 days;

            (3) Commencement by or against Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding"), unless dismissed within 60 days after commencement; the insolvency of Tenant or execution by Tenant of an assignment for the general benefit of creditors; the convening by Tenant of a meeting of its creditors or any significant class thereof for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature;

            (4) [Intentionally omitted];

            (5) [Intentionally omitted];

            (6) If Tenant fails to take possession of the Premises within 30 days after it is Ready for Tenant;

            (7) [Intentionally omitted];

            (8) If Tenant fails to perform or breaches any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed (other than the obligation to pay Rent or any other charges payable hereunder), and that default continues for a period of 30 days after notice by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure the default within 30 days, Tenant shall not be in default if it commences to cure the default within that 30 days and diligently pursues it to completion within a reasonable period of time, not to exceed 60 days.

         B. Remedies of Landlord. If any one or more Event of Default occurs, Landlord shall have the right at Landlord's election, then or at any time thereafter, in addition to its other rights and remedies under this Lease or any Laws, to do any one or more of the following:

            (1) (a) Without demand or notice except as required by Laws, to enter and retake possession of the Premises or any part of it and expel Tenant and those claiming through or under Tenant and remove the effects of both or either, without being guilty of trespass and without prejudice to any remedies for unpaid of Rent or other breach of this Lease. If Landlord elects to enter and retake possession pursuant to legal proceedings or pursuant to any notice provided for by Laws, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of it, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions and upon such other terms (which may include, among other terms, leasing and brokerage fees, concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord shall be entitled to collect all the rents from the reletting. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part of it, or for any failure to collect any rent due upon reletting. No such entry or repossession or notice by Landlord shall be construed as an election on Landlord's part to terminate this Lease, unless written notice of termination is given to Tenant. Landlord reserves the right following any such entry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event the Lease will terminate as specified in that notice.


                (b) If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay to Landlord (i) the Rent and other sums payable under this Lease, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with the reletting, including all repossession costs, leasing and brokerage fees, concessions, attorneys' fees, expenses of employees, alteration and repair costs ("Reletting Expenses"). If, in connection with any reletting, the new lease term extends beyond the Lease Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the Rent received from the reletting and the Reletting Expenses will be made in determining the net proceeds received from the reletting. In determining the net proceeds, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay the amount due under this Paragraph to Landlord monthly on the days on which Rent is due under this Lease.


            (2) To give Tenant notice of termination of this Lease on the date specified in that notice, and on that date Tenant's right to possession of the Premises shall cease and this Lease shall terminate except as to Tenant's liability as provided below. In the event this Lease is terminated pursuant to the provisions of this subparagraph), Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other amounts which would have been owing by Tenant for the balance of the Lease Term had this Lease not terminated, less the net proceeds, if any, from reletting of the Premises by Landlord subsequent to termination, after deducting the Reletting Expenses. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which Rent would have been payable if this Lease had not been terminated. Alternatively, if this Lease is terminated, Landlord at its option may recover immediately from Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent payable under this Lease for the balance of the Lease Term over the then Reasonable Rental Value of the Premises for the same period reduced to present value at a discount rate of 5%. "Reasonable Rental Value" shall be the amount of rent Landlord can obtain for the remaining balance of the Lease Term, taking into account a reasonable period for reletting, after deducting all estimated Reletting Expenses.

            (3) Advance such monies, and take such other action, for Tenant's account as reasonably may be required to perform Tenant's obligation or to mitigate any default or Event of Default, but no such advance or action shall cure the default or Event of Default. Tenant agrees to reimburse Landlord for any such advances, as Additional Rent, upon demand from Landlord. Any such advance, and any cost or expense so incurred, shall bear interest at the rate of 1-1/2% per month, compounded monthly, until paid by Tenant.

            (4) Suits for the recovery of Rent and damages may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to wait until each installment is due or until the expiration of the Lease Term. Each right and remedy provided for in this Lease shall be cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or equity or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord in connection with collecting Rent or other amounts and damages owing by Tenant or to enforce any provision of this Lease, shall also be recoverable by Landlord from Tenant.

            (5) No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy, and no acceptance of full or partial Rent during the continuance of any such breach shall constitute a waiver of any such breach or agreement, term, covenant, or condition, except by written instrument executed by Landlord or relieve Tenant from the obligation to make the full payment as and when due. No waiver shall affect or alter this Lease, and each and every agreement, term, covenant, and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.

            (6) Nothing contained in this Lease shall limit or prejudice the right of Landlord to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by Law at the time such damages are proven, whether or not the amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Paragraph.

         C. Late Charges and Interest. Rent or other amounts owed by Tenant which are not received by Landlord by the 5th business day after the date they are due shall be subject to a late charge of 3% of the amount due. Additionally, if Rent is not received by Landlord within 15 days after it is due (or after notice of default, if notice is required), the amount due shall be subject to an additional 5% late charge. Rent and all other monetary obligations under this Lease not received by Landlord when due shall also bear interest at the rate of 1 1/2% per month, compounded monthly, from the date due until fully received by Landlord. Tenant acknowledges that late payments will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impossible or extremely difficult to ascertain. Those costs include processing and accounting charges, interest and late charges imposed by Mortgagees, and other general and administrative expenses. Tenant agrees that the late charges and interest contemplated by this Paragraph represent a fair and reasonable estimate of the costs which Landlord will incur as a result of any such late payments by Tenant. Acceptance of late charges and interest by Landlord shall not constitute a waiver of Tenant's default with respect to any overdue amount, or prevent Landlord from exercising any other rights or remedies under this Lease.

         D. No Waiver. No payments of Rent or money by Tenant to Landlord after notice of termination or after termination of this Lease, in any manner, shall reinstate, continue, or extend the term of this Lease or affect any notice given to Tenant prior to the payment, it being agreed that after the service of notice of termination or the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due or any other sums of money, whether as Rent or otherwise, and exercise Landlord's rights and remedies hereunder, and shall not waive any default or notice or in any manner affect any pending suit or judgment.

         E. Landlord's Lien. [Intentionally omitted.]

     20. SUBORDINATION AND ATTORNMENT.

         A. General. This Lease, and all rights of Tenant under it, at Landlord's option shall be subordinate to any ground leases, deeds of trust, mortgages and security agreements, including leasehold mortgages and building loan agreements, now or hereafter placed upon the Building or the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements and extensions thereof (collectively, "Mortgage"), but only if and when any Lessor or Mortgagee (as defined below) executes and delivers to Tenant a non-disturbance and attornment agreement in the standard form of such Lessor or Mortgagee or the form attached hereto as Exhibit D, under which, among other provisions which may be included (1) Tenant agrees to recognize and attorn to the Lessor or Mortgagee if it becomes the Landlord under this Lease, and (2) the Lessor or Mortgagee (on behalf of itself and its successors and assigns in interest) agrees to recognize Tenant's rights under this Lease as long as Tenant is not in default under this Lease, notwithstanding defaults under any such ground lease or Mortgage or foreclosure, receivership or sale thereunder ("Nondisturbance Agreement"). If any holder of a Mortgage ("Mortgagee") or the lessor of any ground lease ("Lessor") elects to have this Lease made superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to that Mortgage, whether this Lease is dated prior or subsequent to the date of that Mortgage. In confirmation of this non-disturbance and attornment, subordination or superior position, as the case may be, Tenant shall promptly execute and deliver to Landlord (or such other party so designated by Landlord) at Tenant's own cost and expense, within 10 days after request from Landlord any instruments as may be reasonably required for this purpose by Mortgagee or Lessor, in recordable form if requested. If Tenant fails to do so within that 10-day period, Tenant shall be in default under this Lease, and Tenant hereby irrevocably grants to Landlord a power of attorney coupled with an interest to act as Tenant's attorney-in-fact for the purposes of executing whatever documents are necessary to evidence such subordination or superior position. Tenant agrees to attorn to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise. Landlord covenants and agrees that concurrently with the full execution of this Lease by Landlord and Tenant that Landlord shall cause to be delivered to Tenant a Nondisturbance Agreement and signed by all of Lessor's current Mortgagees or Lessors, if either, as the case may be.

     21. SURRENDER AND HOLDING OVER.

         A. Surrender. Upon the expiration or termination of this Lease or termination of Tenant's right of possession, Tenant shall promptly surrender the Premises to Landlord broom clean, in good order and condition, ordinary wear and tear and loss by fire or other insured casualty excepted (except as otherwise provided in Paragraphs 15 and 16), and Tenant shall remove Tenant's Property and the Alterations and other property as required under Paragraph 10. If Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be liable to Landlord for all costs incurred by Landlord as a result of that failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.

         B. Property Not Removed. All Tenant's Property not removed from the Premises upon the termination of this Lease or of Tenant's right of possession for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor, Tenant shall pay Landlord all expenses incurred in so doing.

         C. Holding Over. If, after the termination of this Lease or of Tenant's right of possession, Tenant remains in possession of the Premises and continues to pay Rent, and Landlord consents to the possession and accepts the Rent, without any written agreement, the holding over shall be deemed a tenancy from month-to-month, under all the provisions of this Lease, but at a monthly Rent equivalent to 150% of the monthly installments of Rent paid by Tenant immediately prior to the termination or the current market rental rate for the Premises, whichever is greater. If, after the termination of this Lease or of Tenant's right of possession, Tenant remains in possession without Landlord's consent, Landlord will suffer damages, the amount of which will be difficult to determine; therefore, Tenant shall pay to Landlord as liquidated damages an amount equal to 200% of the Rent calculated on a per diem basis, applicable under the Lease in the month immediately prior to the termination. All such Rent shall be payable in advance on the same day of each month. The month-to-month tenancy may be terminated by either party upon 10 days' notice prior to the end of any such monthly period. Nothing contained herein shall be construed as obligating Landlord to accept any Rent tendered by Tenant after any such termination or as obligating Landlord to consent to any holding over, or as relieving Tenant of its liability under this Lease.

     22. LANDLORD DEFAULT. In the event of any noncompliance with the terms and conditions of this Lease by Landlord, Tenant shall, before exercising any right or remedy available to it at law, in equity or hereunder, give Landlord written notice of such noncompliance. If prior to its giving such notice, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases by execution of a subordination agreement, or by notice delivered in accordance with the provisions of Section 22 hereof) of the address of a Mortgagee which has furnished any of the financing referred to in Section 20 hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by registered mail, transmit a copy thereof to such Mortgagee. For the 30 days following the giving of the notice(s) required by the foregoing portion of this
Section 22 (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot be reasonably rectified within 30 days), Landlord shall have the right to cure the noncompliance involved. If Landlord has failed to effect such cure within such 30 day period, any such Mortgagee shall have 30 days within which to cure the same, or, if such default cannot be cured within that period, such additional time as may be reasonably necessary to cure such default, if within such 30-day period, said Mortgagee has commenced and diligently pursues the actions or remedies to completion; provided, however, that any such cure must be completed within 90 days following Landlord's cure period. Notwithstanding the foregoing, in case of a bona fide emergency not arising as a result of force majeure and which results in a substantial portion of the Premises being untenantable and as a result, Tenant has not occupied such portion of the Premises for at least 2 consecutive business days, (i) Tenant shall not be required to give written notice, but may, instead, give oral telephone notice to Landlord (so long as such oral notice is promptly followed by written notice, which may be by means of facsimile transmission), and (ii) neither Landlord nor such Mortgagee shall be entitled to such 30-day period to cure any such noncompliance and, instead, Landlord and such Mortgagee shall have such shorter time as is reasonably


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
necessary to cure such noncompliance in light of the nature of the emergency and all surrounding circumstances. Upon Landlord's (and Mortgagee's, if applicable) failure to cure any failure of its performance of any of its covenants or obligations as set forth in this Lease beyond the cure period set forth herein, Tenant, at its option, but without obligation, may perform such acts and pay such amounts as are reasonably necessary to cure such default by Landlord, and Landlord shall reimburse Tenant for the out-of-pocket costs reasonably incurred in connection therewith within 30 days following receipt of Tenant's written request with accompanying paid invoices evidencing such costs. If such amounts are not paid by Landlord within said 30 days, Tenant shall have the right to offset such sums against Base Rent due under this Lease. Further, provided the Tenant has complied with the notice to Landlord and Mortgagee (and afforded the cure opportunities) pursuant to the terms of the first four sentences of this Paragraph, and has not elected to avail itself of the offset provisions of this Section as Tenant's remedy, the Tenant shall have any other rights against Landlord that are available at law or in equity for Landlord's breach of Landlord's obligations hereunder. If Tenant prevails in any such proceedings and obtains a monetary judgment against Landlord, Tenant may, subject to Section 27A below, execute and collect on such judgement.

     23. NOTICE. All notices, demands or statements required or permitted to be given to Landlord shall be in writing and shall be deemed duly served when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Landlord at Landlord's address shown on the Basic Lease Term Sheet or at the most recent address of which Landlord has notified Tenant in writing. All notices, demands or statements required or permitted to be given to Tenant shall be in writing and shall be deemed duly served when delivered to any officer or agent of Tenant (or a partner or member of Tenant if Tenant is a partnership or other entity or to Tenant individually if Tenant is a sole proprietor) or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to Tenant at the Premises, or, prior to Tenant's taking possession of the Premises, to the address known to Landlord as Tenant's principal office address. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be delivered. This Section shall not prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as amended from time to time.

     24. RULES AND REGULATIONS. The rules and regulations attached as Exhibit E are deemed a part of this Lease, and Tenant agrees that Tenant and its employees, agents or any others permitted by Tenant to occupy or enter the Premises shall at all times abide by those rules and regulations. Tenant agrees that Landlord may change the rules and regulations for the Premises and the Building Complex from time to time (including the addition of rules and regulations regarding parking), and Tenant agrees to abide by them upon receipt of notice of the change.

     25. PARKING. Tenant shall have the right to use the number of uncovered and covered (if applicable) parking spaces indicated on the Basic Lease Term Sheet at no charge. All vehicles parked in the parking spaces are at the sole risk of Tenant, Tenant's agents and invitees and Landlord shall have no liability for loss or damage. The parking garage servicing the Building shall be a controlled access garage and will have an on-site attendant during Ordinary Building Hours and during concerts held at the Fiddler's Green Amphitheater, if the parking garage is utilized for concert parking.

     26. RIGHT TO RELOCATE TENANT. [Intentionally omitted.]

     27. MISCELLANEOUS.

         A. Limitation of Landlord's Liability. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall mean and include only the owner or owners of the Building at the time in question and, in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, from and after the date of the transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord thereafter to be performed, provided that the Security Deposit then held by Landlord or the then grantor at the time of the transfer shall be delivered to or credited to the purchase price paid by the grantee. Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to Landlord's interest in the Building Complex, and Tenant shall not and cannot seek any recovery or deficiency against any other assets or against any partners, lenders, officers, directors, or employees of Landlord or against the Building Manager.

         B. No Merger. The termination of this Lease shall not be a merger, and such termination shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

         C. Landlord's Use of Common Areas. Tenant agrees that Landlord has the right to use the Common Areas for the general benefit of the Building Complex, including for the purposes of completing or making repairs or alterations in any portion of the Building. Landlord may use the Building Complex, the Common Areas and one or more of the street entrances to the Building Complex as may be necessary in Landlord's judgment to complete any such work or for other purposes in connection with Landlord's management or operation of the Building Complex.

         D. Covenants are Independent. This Lease shall be construed as though the covenants between Landlord and Tenant are independent and not dependent, and subject to the provisions of the Parking Spaces paragraph of the Basic Term Sheet, Section 6A(2), Section 16 and Section 22, Tenant shall not be entitled to any set off of the Rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations.

         E. Severability. If any provision of this Lease is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable under any Laws, it is the intention of the parties that the remainder of this Lease shall not be affected and that the illegal, invalid, or unenforceable provision be replaced by a provision (or construed to be) as similar in terms as possible and be legal, valid, and enforceable.

         F. Captions and Terms. The caption of each Paragraph is added as a matter of convenience only and shall have no effect on the construction of any provision or provisions of this Lease. The words "include" and "including" when used in this Lease are intended in their illustrative sense, not as a limitation, and the terms that follow such words are illustrative and not exclusive. References to "provisions" of this Lease refers to all of the provisions, terms, conditions, covenants and agreements in this Lease. The words "shall" and "will" have the same meaning.

         G. Binding Effect; Governing Law. Subject to Paragraphs 13 and 28A, this Lease shall inure to the benefit of, and be binding upon, Landlord and Tenant and their respective heirs, administrators, successors and assigns. This Lease is subject to and shall be construed in accordance with Colorado law.

         H. Tenant's Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that they are authorized to do so by requisite action of Tenant and that this Lease is binding on Tenant, and agree, upon request, to deliver to Landlord a resolution or similar document or opinion of counsel to that effect.

         I. Joint and Several. If there are more than one entity or person which are the Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several.

         J. Acts Binding Landlord. No act or thing done by Landlord or Landlord's agents during the term, including any agreement to accept the surrender of the Premises or to amend or modify this Lease, shall be binding on Landlord, unless in writing and signed by a person authorized to bind Landlord. The delivery of keys to Landlord, or Landlord's agents, employees, or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant or receipt by Landlord of a lesser amount than the full monthly Rent and all other amounts owing, as herein stipulated, shall be deemed to be other than on account of the earliest due Rent or other amounts, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance owed or to pursue any other remedy available to Landlord.

         K. Changes in the Building; Use of Names. Landlord shall have the right at any time to increase the size of the Building Complex by adding additional land, to construct other buildings or improvements on any portion of the Building Complex or to change the location and/or character of or to make alterations of or additions to the Building Complex so long as the alterations and changes do not unreasonably interfere with Tenant's occupancy of the Premises. Tenant shall not use the Building's name for any purpose other than as a part of its business address, and Tenant shall not use the name "Fiddler's Green", or any variation, without Landlord's prior written approval. Any use of any of those names by Tenant shall constitute a default under this Lease.

         L. Change in Light or View. Tenant agrees that no diminution of light, air, or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent or other charges under this Lease, result in any liability of Landlord to Tenant, or in any way affect this Lease or Tenant's obligations under it; provided, however, that Landlord agrees that no other structure shall be erected within the footprint of the Building, as depicted on the attached Exhibit H.

         M. No Other Agreements; Amendments. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements, or warranties by Landlord, its agents or employees, except those expressed in this Lease and that no amendment or modification of this Lease shall be valid or binding unless in writing and executed by the parties hereto in the same manner as the execution of this Lease, and that this Lease incorporates all prior discussions and agreements.

         N. Brokers. Landlord and Tenant represent and warrant to each other that no broker or agent negotiated or was instrumental in the negotiation or consummation of this Lease, except Landlord's Broker and any Tenant's Broker specified in the Basic Lease Term Sheet. Landlord shall, at its sole cost and expense, pay to Landlord's Broker and Tenant's Broker a commission pursuant to a separate written agreements between Landlord and Landlord's Broker and Landlord and Tenant's Broker, copy(ies) of which are attached hereto as Exhibit I. Landlord and Tenant agree to indemnify and hold each other harmless from and against any and all commissions, fees and expenses and all claims therefore, by any broker, salesman or other party in connection with or arising out of the parties' entering into this Lease, claiming by, through or under the indemnifying party, except for the commissions of Landlord's Broker and Tenant's Broker, which commissions Landlord shall be obligated to pay. Tenant acknowledges Landlord is not liable for any representations by Landlord's Broker regarding the Premises, the Building, the Building Complex or this Lease.

         O. Recordation. Tenant shall not record or permit to be recorded this Lease or any memorandum of it; and any such recording shall be an Event of Default.

         P. Execution Required. Submission of this Lease or any letter regarding it for examination or signature by Tenant shall not grant to Tenant an option or right to lease the Premises; and this Lease shall not be effective as a lease or otherwise binding on either party until execution and delivery by both Landlord and Tenant.

         Q. Attorney's Fees. If either party brings an action to enforce any provision of this Lease, the prevailing party shall be entitled to recover its reasonable attorney's fees, as determined by the court.

         R. Time of Essence. Time is of the essence herein.

     28. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to another counterpart of the Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

     29. SIGNAGE. Tenant shall be entitled to its pro rata share of the total square footage of monument lettering available to the Building. All Building tenants' monument signage lettering shall be consistent in size. Additionally, Tenant shall have exterior Building signage rights which shall be limited to placement on a single side of the Building, to be selected, as hereinafter provided, by Tenant from the North, South or East face of the Building, and Tenant's signage rights on the selected side of the Building to be exclusive. Tenant shall make such selection by written notice to Landlord on the earlier of
(i) December 31, 1998, or (ii) ten (10) days following Landlord's written request in conjunction with Landlord's leasing of the Building. If Tenant fails to so timely elect, Tenant shall be deemed to have waived such exterior signage rights. Said monument signage is to be shared (on the aforementioned pro rata basis) with other Building tenants. The number, location, design and size of signs shall be by mutual agreement of the parties and shall be subject to applicable laws, as well as protective covenants and architectural codes applicable to the Real Property and the approval of local governing authorities. Tenant will bear the costs of removal of any signage at the termination or expiration of the Lease, including restoring or repairing damages to the monuments, or the Building caused by such removal to the condition at the time of installation. Landlord will be responsible, as a direct expense chargeable to tenants with exterior Building and monument signage, to maintain such signage in good condition and in accordance with the requirements of the declaration of protective covenants applicable to the Real Property. Tenant shall not affix or modify signage to monuments, the outside of the Building or to the inside of the Building without the approval of Landlord, in Landlord's reasonable discretion. Finally, Landlord shall, at its expense, provide at least 3 spaces in the Building's tenant directory for identifying Tenant.

     30. MOVING ALLOWANCE. Subject to the provisions hereinafter set forth, Landlord shall pay Tenant for the cost of relocation from its present location to the Premises, including, without limitation, costs incurred for the move and transportation of Tenant's personal property, the purchase of new letterhead, telephone and data service relocation fees and client notification costs ("Moving Allowance"). The amount of such Moving Allowance shall be the $1.50 per rentable square foot contained in the primary Premises or $105,141.00 (subject to reduction or increase pursuant to Paragraph 33 below). The amount of $105,141.00 (subject to reduction or increase pursuant to Paragraph 33 below) payable to Tenant by Landlord pursuant to this Paragraph shall be paid in one lump sum by Landlord within 30 days after the Commencement Date.

     31. EXCLUSIVITY. Landlord and Tenant have mutually agreed that so long as no uncured Event of Default exists hereunder, Landlord shall not lease space in the Building to Tenant's Direct Competitors, as hereinafter defined, without Tenant's prior written consent; provided, however, that in the event of an assignment of the Lease or a subletting or vacation of more than 25% of the Premises (other than an assignment to a Related Corporation or Related Corporation sublessee of the entire Premises), the provisions of this Section are null and void. Further, the right granted in this Paragraph is personal to Tenant, is not assignable (other than to a Related Corporation assignee or Related Corporation sublessee of the entire Premises) and may not be enforced by any sublessee or assignee of Tenant (other than by a Related Corporation assignee or Related Corporation sublessee of the entire Premises), regardless of whether the sublessee or assignee has been approved by Landlord. Direct Competitors" shall mean any company selling products or providing services for Geographic Information Systems, Energy Management Systems and/or Infrastructure Management Services.

     32. LEASE OF STORAGE SPACES.

         A. Lease of Spaces. Landlord hereby leases to Tenant, and Tenant leases from Landlord, an additional (a) approximately 1,000 rentable square feet of space located near the Building's rear loading dock area and as depicted on Exhibit A-1 ("Distribution Space") and (b) approximately

3,000 rentable square feet located on the first floor of the Building and as depicted on Exhibit A-2 ("Storage Space"). Subject to the following provisions, for all purposes hereunder, the Distribution Space and the Storage Space shall both be deemed parts of the Premises and subject to all terms and conditions of this Lease, including, without limitation, Tenant's insurance requirements, Tenant's indemnification of Landlord, surrender, obligations and the exemption of Landlord from liability. Tenant shall not receive any additional Parking Spaces or additional Moving Allowance for lease of the Distribution Space and the Storage Space.

         B. Use. Notwithstanding anything to the contrary contained in this Lease, Tenant shall use the Distribution Space and the Storage Space only for storage of personal property of Tenant. In no event shall Tenant place or store any property in the Distribution Space and the Storage Space which is hazardous to persons or property.

         C. Base Rent and Other Matters. As set forth in Part 1 of the Lease, in addition to Base Rent, Tenant shall pay to Landlord as additional Base Rent (a) for the Distribution Space, an amount equal to $22.00 per rentable square foot within the Distribution Space and (b) for the Storage Space, an amount equal to $20.00 per rentable square foot within the Storage Space. The Distribution Space and the Storage Space shall be completed with tenant finish improvements pursuant to the Work Letter attached hereto; provided, however, that Landlord Allowance for the Distribution Space shall be equal to $16,270.00 (or $16.27 per rentable square foot) and Landlord's only improvement obligations as to the Storage Space shall be expressly limited to providing Building standard sprinklers, lights and ventilation.

     33. OPTIONS TO INCREASE OR DECREASE PREMISES.

         A. Options. Subject to the provisions hereinafter set forth, Landlord grants to Tenant options (each, an "Option") to elect to (i) increase or decrease the 70,094 total rentable square footage contained within the primary Premises by 10,000 rentable square feet ("Modification Space"), subject to the provisions of this Paragraph hereinafter set forth (the location of the Modification Space (in the event of any increase) shall be determined by Landlord and the location of the Modification Space (in the event of any decrease) shall be on the fifth floor, and/or (ii) to decrease either or both the Distribution Space and Storage Space to zero rentable square feet of space (either or both "Eliminated Space").

         B. Exercise Notice. Tenant may exercise either Option by giving Landlord written notice ("Exercise Notice") of its elections on or before March 31, 1999, and Tenant's failure to so timely provide such written notice shall mean that Tenant's Options (or other Option, as the case may be) granted hereunder shall be deemed expired and of no further force and effect.

         C. Amendment. After timely receipt of the Exercise Notice, Landlord and Tenant shall enter into an amendment ("Amendment") of this Lease acceptable to Landlord. Such Amendment shall provide that this Lease shall be deemed modified as follows:

            (1) The term "Premises" shall be deemed to (i) include or exclude the Modification Space, as applicable and/or (ii) exclude the Eliminated Space, as applicable;

            (2) The Base Rent shall be increased or decreased, as applicable, by an amount determined by multiplying the number of rentable square feet in the Modification Space times Base Rent rate for the primary Premises square footage rate as provided in Part 1 above and/or by multiplying the number of rentable square feet in the Eliminated Space times the Base Rent payable for the Eliminated Space as provided in Part 1 above;

            (3) Tenant's Pro Rata Share shall be increased by a percentage equal to the actual number of rentable square feet in the Modification Space divided by the number of rentable square feet in the Building and/or decreased by a percentage equal to the number of square feet in the Eliminated space divided by the number of rentable square feet in the Building;

            (4) Landlord's Allowance and the Moving Allowance shall both be modified to reflect the lesser or greater, as applicable, number of square feet within the primary Premises and to reflect the reduction or elimination of that portion of the Landlord's Allowance applicable to the Eliminated Space, if any; and

            (5) The number of Parking Spaces shall be increased or decreased pursuant to the parking ratios set forth in Part 1 above.

If Tenant elects to increase the primary Premises, then, other than the modifications set forth herein, the terms and conditions hereof shall govern Tenant's lease of the Modification Space. If Tenant elects to decrease the primary Premises or to exclude the Eliminated Space then effective on the date of the Amendment, the Tenant shall be released from all obligations pertaining to the Modification Space and the Eliminated Space.

         D. Not Transferable. Tenant acknowledges and agrees that the Options granted herein shall be deemed personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interests hereunder prior to the exercise of Options, such option shall lapse and be of no further force and effect.

         E. No Default. Tenant may exercise the Options, and an exercise thereof shall only be effective, provided that at the time of Tenant's exercise of the Options and on the Amendment date (i) this Lease is in full force and effect,
(ii) Tenant is not in Default following any applicable cure period hereunder, and (iii) no event has occurred which, with the giving of any applicable notice or passage of time, would constitute a Default.

     34. EXPANSION OPTION.

         A. Expansion Space. Subject to the provisions hereinafter set forth, Landlord grants to Tenant an option ("Expansion Option") to lease up to an additional approximately 20,000 rentable square feet of space within the Building (individually and collectively, "Expansion Space"), on the same terms and conditions as set forth in this Lease, except as otherwise provided in this Paragraph. It is understood and agreed that the Expansion Space shall be on a floor or floors and in a configuration as determined by Landlord, that the Expansion Spaces may be available in phases, that the Expansion Space may be comprised of multiple suites which are not contiguous to one another, and that the suites comprising the Expansion Space will be provided to Tenant only in their then existing demised rentable square foot increments.

         B. Exercise Notice. Tenant may exercise the Expansion Option by giving Landlord written notice ("Exercise Notice") of its desire to lease the Expansion Space. Such Exercise Notice must be received by Landlord on or before the last day of the 48th month of the initial Term. If the Exercise Notice is not received in the required time period, then the Expansion Option shall be deemed null, void and of no further force or effect. Tenant's Exercise Notice shall identify the approximate number of rentable square feet Tenant desires up to the maximum 20,000 rentable square feet. Within 30 days following Tenant's Exercise Notice to Landlord, Landlord shall notify Tenant of the Expansion Space suites, the total rentable square footage and estimated commencement date (or dates) of the Expansion Space suites based on such suites' differing existing lease expiration dates; provided, that, the Landlord agrees that all expiration dates for the lease terms of suites within the Expansion Space shall not exceed the last day of the 72nd month of the initial Term hereunder.

         C. Expansion Amendment. After receipt of an Exercise Notice, Landlord and Tenant shall enter into an amendment ("Expansion Amendment") of this Lease acceptable to Landlord. Such Expansion Amendment shall provide that from and after the applicable date on which the Expansion Space is demised to Tenant on the date which is the earlier of (i) the date the Expansion Space, or any portion thereof, is Ready for Tenant (each on "Expansion Space Commencement Date"), this Lease shall be deemed modified as follows:

            (1) The term "Premises" shall be deemed to include the Expansion Space;

            (2) The term of the Expansion Space shall commence upon the Expansion Space Commencement Date, as hereinafter defined, and shall expire on the Lease Expiration Date, as the same may be extended;

            (3) The Base Rent shall be increased by an amount determined by multiplying the number of rentable square feet in the Expansion Space (not to exceed 20,000 rentable square feet) times 95% of the Market Rate determined as provided in Paragraphs 37.B, C and D below, in effect during the Term, but in no event less than the Rent payable for the primary Premises, and said Market Rate determination shall be adjusted to reflect the number of months remaining in the initial Term following the Expansion Space Commencement Date.

            (4) Tenant's Pro Rata Share shall be increased by a percentage equal to the actual number of rentable square feet in the Expansion Space (or applicable portion thereof) divided by the number of rentable square feet in the Building;

            (5) The Base Year for the Expansion Space shall be the calendar year in which the Commencement Date term for the Expansion Space begins and adjusted pursuant to the provisions of the last sentence of Paragraph 5.B above;

            (6) Tenant Finish Work in the Expansion Space shall be installed pursuant to a Work Letter for the Expansion Space attached to the Expansion Amendment and the term of the Expansion Space shall commence on the date the Expansion Space is Ready for Tenant ("Expansion Space Commencement Date"). Said Work Letter is to provide that Landlord shall contribute to the planning and construction of the installation of alterations and improvements to such Expansion Space in an amount equal to the lesser of (i) the Landlord contribution allowance utilized in determining Market Rate for the Expansion Space, or (ii) the actual cost and expense of such initial alterations and improvements ("Expansion Space Allowance"). All such Expansion Space Allowance to be used for tenant improvements within the Expansion Space, and for no other purpose whatsoever; provided, however, Landlord shall, at its sole cost and expense, pay for all demolition expenses, mechanical systems, ceiling grid, tile and lights associated with the Expansion Space; and

            (7) The number of Parking Spaces shall be increased pursuant to the parking ratios set forth in Part 1 above.

Other than the modifications set forth herein, the terms and conditions hereof shall govern Tenant's lease of the Expansion Space.

         D. Amendment. Landlord shall cause such Expansion Amendment to be prepared and delivered to Tenant as soon as reasonably possible following its receipt of Tenant's Exercise Notice and the determination of Base Rent. In the event that Amendment is not executed by Tenant within 10 days after receipt by Tenant, then Tenant's rights under this Paragraph shall be null and void, Tenant shall be deemed to have waived its right under this Paragraph with respect to the then applicable Expansion Space and Landlord shall have the absolute right to lease such Expansion Space to any other person or entity. Notwithstanding Tenant's exercise of its ability to request to lease the Expansion Space pursuant to the terms of this Paragraph, Landlord shall not be obligated to deliver possessions of the then Expansion Space to Tenant if, prior to delivery of possession of the Expansion Space, Tenant shall be in default hereunder beyond any applicable notice and grace period, in which event the provisions of this Paragraph shall terminate and be of no further force or effect.

         E. Not Transferable. In the event of an assignment of the Lease or subletting (other than an assignment to or subletting of the entire Premises by a Related Corporation) or vacation of more than 25% of the Premises (other than an assignment to or subletting of the entire Premises by a Related Corporation), Tenant's rights hereunder are null and void. Further, the right granted in this Paragraph is personal to Tenant, is not assignable (other than Related Corporation assignee) and may not be exercised by any sublessee or assignee of Tenant (other than to a Related Corporation), regardless of whether the sublessee or assignee has been approved by Landlord.

         F. No Default. Tenant may exercise the Expansion Option, and an exercise thereof shall only be effective, provided that at the time of Tenant's exercise of the Expansion Option and on the Expansion Space Commencement Date
(i) this Lease is in full force and effect, (ii) Tenant is not in Default following any applicable cure period hereunder, and (iii) no event has occurred which, with the giving of any applicable notice or passage of time, would constitute a Default.

     35. TENANT'S ABILITY TO REQUEST ADDITIONAL EXPANSION SPACE.

         A. Additional Expansion Space. Provided that this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace period, Tenant shall have the ability, exercisable by written notice to Landlord ("Tenant's Notice") given at any time during the initial Term (but provided to Landlord at least 120 days prior to the date Tenant desires to occupy additional space in the Building, the time of the giving of such notice to be of the essence of this Paragraph) to request the lease of additional space in the Building. Tenant agrees that Tenant's Notice shall set forth the number of additional rentable square feet of space Tenant desires to lease, which shall be at least a minimum of 5,000 rentable square feet and shall not exceed a maximum of 5,000 rentable square feet. Landlord shall have 30 days from the date it receives Tenant's Notice to evaluate and determine, in its sole discretion, what Available Space, as defined below in subparagraph D, if any, then exists in the Building and to provide written notification thereof to Tenant ("Landlord's Notice"). If Landlord's Notice so identifies Available Space in the Building, Tenant shall have 5 calendar days from the date of Landlord's Notice to notify Landlord, in writing, of its election to either accept or reject the Available Space ("Tenant's Response Notice").

         B. Lease Terms. In the event that Tenant elects in its Tenant's Response Notice not to accept such Available Space, Tenant shall be deemed to have waived its rights under this Paragraph with respect to such Available Space and Landlord shall have the absolute right to lease such Available Space to any other person or entity. If Tenant elects in its Tenant's Response Notice to accept the lease of the Available Space, Landlord and Tenant shall enter into an amendment ("Amendment") of this Lease acceptable to Landlord to include such Available Space (hereinafter the "Additional Expansion Space") under the terms of this Lease and to provide that from and after the applicable Additional Expansion Space Commencement Date (as hereinafter defined), the Lease shall be deemed modified as follows:

            (1) The term "Premises" shall be deemed to include the Additional Expansion Space;

            (2) The term of the Additional Expansion Space shall commence upon the date the Additional Expansion Space is Ready for Tenant ("Additional Expansion Space Commencement Date") and shall expire on the Expiration Date, as the same may be extended;

            (3) Such Additional Expansion Space shall be added to the Premises upon the terms and conditions and at a rental rate comparable to those on which Landlord would lease the Additional Expansion Space, if it became available for leasing in the Building as of the time Tenant's occupancy thereof would commence and recognizing that the term of such Additional Expansion Space shall be the number of months remaining on the initial Term hereunder and including any costs incurred by Landlord in relocating existing tenants located in the Additional Expansion Space, but in no event shall the rental rate be less than the Rent which Tenant is then paying for the primary Premises. Such terms and conditions may include, among other things, escalations and pass-throughs and parking allocations.

            (4) Tenant's Pro Rata Share shall be increased by a percentage equal to the actual number of square feet in the applicable Additional Expansion Space divided by the number of rentable square feet in the Building; and

            (5) Tenant shall accept the Additional Expansion Space in its "as is" condition as of the Additional Expansion Space Commencement Date.

         C. Amendment. Landlord shall cause such Amendment of this Lease to be prepared and delivered to Tenant as soon as reasonably possible following its receipt of Tenant's Notice wherein Tenant elects to lease such Additional Expansion Space. In the event that the Expansion Amendment is not executed within 10 days after receipt by Tenant, then Tenant's rights under this Paragraph shall be null and void, Tenant shall be deemed to have waived its right under this Paragraph with respect to the then applicable Additional Expansion Space and Landlord shall have the absolute right to lease such Additional Expansion Space to any other person or entity. Notwithstanding Tenant's exercise of its ability to request to lease the Additional Expansion Space pursuant to the terms of this Paragraph, Landlord shall not be obligated to deliver possession of the then Additional Expansion Space to Tenant if, prior to delivery of possession of the Additional Expansion Space, Tenant shall be in default hereunder beyond any applicable notice and grace period, in which event the provisions of this Paragraph shall terminate and be of no further force or effect.

         D. Available Space. The term "Available Space" shall mean any space in the Building which, in Landlord's determination in its sole discretion, as of the date of Tenant's Notice, (i) is not the subject of lease negotiations per a written lease proposal, (ii) is not in a shell condition, (iii) is not the subject of rights or interests conferred to other tenants' space, as contained in any lease, or otherwise, then in effect, including, without limitation, options or rights regarding renewal, extension or expansion, subleases or assignments, and (iv) has in its lease a relocation clause. Notwithstanding the foregoing to the contrary, Landlord agrees to use reasonable efforts to include a Landlord's relocation provision in all leases within the Building containing 5,000 or less rentable square feet; provided, however, that any such relocation clause shall be expressly contingent upon Landlord's ability to relocate such tenant in the Building and if no space exists at the time of Tenant's Notice, then, notwithstanding anything contained in this Paragraph 35, Landlord shall have no obligation to relocate any such tenants to create Available Space for Tenant under this Paragraph 35. It is also understood and agreed that the Available Space identified in Landlord's Notice shall be in a configuration and location as determined by Landlord, may not be contiguous to the Premises, may consist of multiple suites in the Building which are not contiguous to one another, and that the suites comprising the Available Space will be provided to Tenant only in their then existing demised rentable square foot increments, which may or may not equal precisely 5,000 rentable square feet. Further, Tenant hereby acknowledges that nothing contained herein shall be deemed to limit or preclude Landlord's right to actively market or lease the Building and to enter into any and all lease commitments with any party pertaining to the same.

         E. Termination. The option herein granted shall continue only so long as there have been no uncured Event of Default hereunder by Tenant and only so long as there are at least 36 months remaining on the initial Term following the Additional Expansion Space Commencement Date. In the event of an assignment of the Lease or a subletting (other than an assignment to or subletting of the entire Premises by a Related Corporation) or vacation of more than 25% of the Premises (other than an assignment to or subletting of the entire Premises by a Related Corporation), Tenant's rights under this Paragraph are null and void. Further, this right granted in this Paragraph is personal to Tenant, is not assignable (other than to a Related Corporation assignee) and may not be exercised by any sublessee or assignee of Tenant (other than to a Related Corporation assignee or sublessee of the entire Premises), regardless of whether the sublessee or assignee has been approved by Landlord.

     36. RIGHT OF FIRST REFUSAL. Subject to the renewal options and expansion options granted in written leases entered into with the initial tenants first occupying space in the Building, whether entered into before or after the date of this Lease, if during the initial Term, Landlord shall receive a written bona fide offer ("Offer"), satisfactory to Landlord in its sole discretion, to lease any space in the Building (the "Refusal Space"), Landlord agrees to offer to Tenant, by notice ("Offer Notice"), the one-time right to lease the Refusal Space upon the same terms and conditions set forth in the Offer and, at Tenant's election, Tenant may elect to lease such same on the same terms and conditions set forth in the Offer, as adjusted to reflect the number of months remaining in the initial Term.

         A. Exercise. Provided this Lease shall then be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace period, Tenant may exercise its right to lease the Refusal Space by written notice to Landlord within 10 days after the date of the Offer Notice, the time of the giving of such notice to be of the essence of this Paragraph, in which event Landlord and Tenant shall enter into a amendment of this Lease, reasonably acceptable to Landlord, to incorporate the terms and conditions set forth in the Offer. In the event that Tenant fails to accept the offer contained in Landlord's Notice within such 10-day period or fails to execute an Amendment modifying this Lease to incorporate the terms and conditions contained in the Offer within 10 days after such Amendment has been delivered to Tenant, Tenant shall be deemed to have waived its rights under this Paragraph to lease the Refusal Space, Landlord shall have the absolute right to lease the Refusal Space to any other person or entity on any same terms and conditions, and Tenant shall have no further rights with respect to the Refusal Space. Notwithstanding Tenant's acceptance of the Offer pursuant to the terms of this Paragraph, Landlord shall not be obligated to deliver possession of the Refusal Space to Tenant if, prior to delivery of possession of the Refusal Space, Tenant shall be in Default hereunder beyond any applicable notice and grace period, in which event the rights of Tenant hereunder shall terminate and be of no further force or effect.

         B. No Default. The option herein granted shall continue only so long as there have been no uncured Defaults hereunder by Tenant and only so long as there are at least 36 months remaining on the initial Term as of the Refusal Space Commencement Date. In the event of an assignment of the Lease or a subletting (other than an assignment to or subletting of the entire Premises by a Related Corporation) or vacation of more than 25% of the Premises (other than an assignment to or subletting of the entire Premises by a Related Corporation), Tenant's rights under this Section are null and void. Further, this right granted in this Section is personal to Tenant, is not assignable (other than to a Related Corporation assignee) and may not be exercised by any sublessee or assignee of Tenant (other than to a Related Corporation assignee or sublessee of the entire Premises), regardless of whether the sublessee or assignee has been approved by Landlord.

     37. OPTIONS TO EXTEND. As additional consideration for the covenants of Tenant hereunder, Landlord hereby grants Tenant two options (the "Options") to extend the term of the Lease for consecutive terms of 5 years each (singularly, the "First Option" or "Second Option," as applicable, and collectively, the "Option Term"). The Options shall apply to all space contained in the Premises at the time each Option arises hereunder and shall be on the following terms and conditions:

         A. Exercise of Option. Written notice of Tenant's exercising an Option ("Notice") shall be given to Landlord no earlier than 420 days and no less than 365 days prior to the expiration of the then current Term and, upon the giving of such Notice, this Lease and the Term shall be extended with the same force and effect as if the applicable Option Term had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the then applicable Option Term. Tenant's right to exercise an Option shall be conditioned on there being no uncured Event of Default under the Lease at the time of exercise of the Option or at the time of the commencement of the respective Option Term.

         B. Rent Determination. The Options granted hereunder shall be upon the terms and conditions contained in the Lease except (i) options to extend, following the Options granted in this Section, and rights of first offer or abilities to request expansion space shall not be applicable, (ii) no Landlord's contributions, tenant allowances or similar concessions shall be applicable,
(iii) no leasing commissions shall be payable by Landlord, (iv) the Base Year for the First Option shall be the last year of the initial Lease Term and the Base Year for the Second Option shall be the last year of the First Option Term,
(v) the restriction on increases in the Capped Operating Expenses shall not apply during either Option Term, and (vi) the Rent to be paid by Tenant to Landlord during the Option shall be equal to 95% of the then Market Rate, as hereinafter defined; provided, however, that in no event shall the

Rent be less than the Rent payable in the last year of the initial Term or, if applicable, the last year of the First Option. Subject to said caveat, Rent for each Option shall be determined as follows:

            (1) Within 14 days of Landlord's receipt of an Option Notice, Landlord shall notify Tenant in writing ("Landlord's Notice") of the proposed Market Rate, and the resulting Rent, applicable to the Option ("Landlord's Rent Rate"). Tenant shall, within 14 days following receipt of Landlord's Notice, notify Landlord in writing of the acceptance or rejection of the Landlord's Rent Rate set forth therein. If Tenant fails to respond to Landlord's Notice within such 14-day period, Tenant shall be deemed to have accepted Landlord's Rent Rate. If Tenant rejects Landlord's Rent Rate, Tenant's rejection notice shall state Tenant's estimate of the Market Rate, and the resulting Rent, applicable to the Option ("Tenant's Rent Rate"). Landlord shall, within 14 days following receipt of notice of Tenant's Rent Rate, notify Tenant of its acceptance of the Tenant's Rent Rate. If Landlord fails to respond within such 14-day period, Landlord shall be deemed to have rejected Tenant's Rent Rate. Landlord and Tenant shall act in good faith in estimating and proposing their respective determinations of the Market Rate.

            (2) If Landlord rejects Tenant's Rent Rate, the parties shall thereafter attempt to negotiate the Rent in good faith. If, however, the parties have not agreed on the Rent within 40 days after the date of the then applicable Option Notice, the Rent for the renewal term in question shall be determined as set forth below:

               (a) Within 60 days after delivery by Tenant of the Option Notice in question, Landlord and Tenant shall each appoint an Appraiser, as hereinafter defined. The two Appraisers shall meet promptly and attempt to determine the Market Rate for the renewal term in question. The determination made by the two Appraisers, if they agree, shall be the Market Rate. If the amounts determined by the two Appraisers vary by less than 5%, then the average of the two values shall be the Market Rate.

               (b) If the Market Rate is not established pursuant to sub-paragraph (a) within 10 days following their appointment, the two Appraisers shall immediately select a third Appraiser. If they are unable to agree on a third Appraiser within 5 days, then they shall each select the names of two willing persons qualified to be Appraisers hereunder and from the four persons so named, one name shall be drawn by lot by a representative of Tenant in the presence of a representative of Landlord, and the person whose name is so drawn shall be the third Appraiser. If either of the first two Appraisers fails to select the names of two willing, qualified Appraisers so that a third Appraiser can be selected by lot, as aforesaid, the third Appraiser shall be selected by lot from the two Appraisers which were selected by the other Appraiser for the drawing. The three Appraisers so selected shall confer and immediately proceed to determine the Market Rate for the renewal term in question. If the three Appraisers fail to agree on such Market Rate within 10 days after the selection of the third Appraiser, the average of the two determinations of Market Rate which are closest to each other shall be the Market Rate for the renewal term in question.

               (c) The Appraisers selected hereunder shall deliver a signed written report of their appraisal, or the average of the two closer appraisals, as the case may be, to Tenant and Landlord. The fee of the Appraiser initially selected by Tenant shall be paid by Tenant, the fee of the Appraiser initially selected by Landlord shall be paid by Landlord, and the fee of any third Appraiser and any expenses reasonably incident to the appraisal (except attorneys' fees, which shall be borne by the party incurring the same) shall be shared equally by Tenant and Landlord. Any vacancy in the office of the Appraiser appointed by Tenant shall be filled by Tenant, any vacancy in the office of the Appraiser appointed by Landlord shall be filled by Landlord, and any vacancy in the office of the third Appraiser shall be filled by the first two Appraisers in the manner specified above for the selection of a third Appraiser.

               (d) If appraisal proceedings are initiated as provided above in order to determine the Market Rate which is applicable to the term of an Option, the decision and award of the Appraisers as to such Market Rate shall be final, conclusive, and binding on the parties, absent settlement by agreement of the parties prior to the rendering by the Appraisers of any such decision and award and, further, as provided above, the Rent will be equal to 95% of the Market Rate for the applicable renewal term; provided, however, that notwithstanding the determination of Market Rent, in no event shall the Rent be less than the Rent payable in the last year of the Term or, if applicable, the last year of the First Option.

               (e) If Rent is not finally determined prior to the commencement of the term of an Option, Tenant shall pay Rent in the amount of the Rent theretofore in effect under this Lease until the final determination of the Rent for the renewal term in question occurs as provided above. If the final determination of such Rent is different from the amount paid by Tenant, Tenant shall promptly pay to Landlord any deficiency in Rent or Landlord shall promptly pay to Tenant any overpayment of Rent from the commencement of the term of the Option until such final determination. If appraisal proceedings are initiated, as provided above, neither Landlord nor Tenant shall disclose its initial proposal for Market Rate to any of the Appraisers.

         C. Appraiser Defined. "Appraiser," used herein, shall mean a person (A) who is impartial, (B) who has at least ten years' experience as a real estate broker in the office building leasing market for the Southeast Denver, Colorado area, (C) who is a senior employee of a nationally or regionally recognized brokerage firm who has not acted as the primary representative on such broker's firm's account for either Landlord or Tenant in the previous three years, and
(D) who is a Colorado licensed real estate broker in good standing and is a member of the Society of Industrial and Office Realtors, or a successor or similar organization of recognized national standing.

         D. Market Rate Defined. "Market Rate" shall mean the annual rental rates then being charged in the Building and in the Suburban Denver, Colorado area for space comparable to the space for which the Market Rate is being determined, taking into consideration (i) use, location and floor level within the applicable building, (ii) the location, quality and age of the building,
(iii) the definition of rentable area or net rentable area, as the case may be, with respect to which such rental rates are computed, (iv) leasehold improvements allowances provided, but assume the space has been previously built out and the leasing of the space is on an "as is" basis, (v) rental concessions offered with respect to such other space (such as abatements, lease assumptions or takeovers and moving expenses), (vi) the date the particular rate under consideration became effective, (vii) the term of the lease under consideration,
(viii) the fact that no brokers' commissions will be payable by Landlord in connection with the applicable Option, (ix) the extent of services provided thereunder, (x) applicable distinctions between "gross" leases and "net" leases,
(xi) as provided above, base year figures for escalation purposes, (xii) the credit rating or worthiness of the Tenant under this Lease, (xiii) any other adjustments (including by way of indexes) to rental, (xiv) availability, nature and quality of parking and separate parking charges, if any, for covered parking rights, and (xv) any other relevant term or condition in making such evaluation.

         E. Expiration of Options. After failure to exercise the First Option above described or after the exercise of the Second Option, there shall be no further rights on the part of Tenant to extend the term of the Lease.

     38. TERMINATION OPTION. Landlord hereby agrees to use reasonable efforts to accomplish the following Building construction events on or before each of the below-listed dates (each, a "Milestone Event"):

         (a)   Commencement of site grading by August 16, 1998;
         (b)   Receipt of building construction permit by September 17, 1998;
         (c)   Commencement of building foundation by September 28, 1998.

If Landlord fails to commence such Milestone Events by each of the above-referenced deadlines, then such deadline shall automatically be deemed extended for 60 additional days (each, an "Extended Deadline"). If Landlord thereafter fails to commence such Milestone Event by the Extended Deadline, Tenant shall have an option ("Termination Option") to terminate this Lease.

         A. Termination Notice. The Termination Option shall be exercisable by Tenant by written notice ("Termination Notice") from Tenant to Landlord of Tenant's election to exercise the Termination Option, such notice to be received by Landlord no later than (a) on or before the date Landlord completes the applicable Milestone Event or (b) the date which is 5 business days following the Extended Deadline. If Tenant fails to so deliver to Landlord the Termination Notice, the Termination Option shall lapse as to the applicable Milestone Event and Tenant shall have no further right to terminate the Lease based upon the failure to meet the then applicable Milestone Event deadline and, further, following the expiration of the final Extended Deadline exercise period, Tenant's right to terminate this Lease under this Paragraph shall expire and be of no further force or effect.

         B. Excused Delays. Further, notwithstanding the foregoing to the contrary, any Milestone Event deadline or Extended Deadline shall be deemed automatically extended as a result of any Excused Delay, as said term is defined in the Work Letter.

         C. Termination Fee. If Tenant validly exercises the Termination Option, Landlord acknowledges and agrees that Landlord shall pay to Tenant $100,000.00 plus Tenant's then actual out-of-pocket architectural and engineering fees, within 30 days after receipt of written invoice evidencing such actual fees. As of the termination effective date, all obligations of the parties shall cease and terminate in the same manner as upon expiration of the Term.

         D. No Default. Tenant may exercise the Termination Option, and an exercise thereof shall only be effective, provided that at the time of Tenant's exercise of the Termination Option,(i) this Lease as hereby amended is in full force and effect; (ii) Tenant is not in default following any applicable notice and the expiration of any applicable cure period hereunder the Lease, and (iii) no event has occurred which, with the giving of any applicable notice or passage of time would constitute a default.

         E. Not Transferrable. Tenant acknowledges and agrees that the Termination Option shall be deemed to be personal to Tenant and if Tenant subleases, assigns or otherwise transfers any interests under the Lease to any person or entity prior to the exercise of the Termination Option, the Termination Option shall lapse and be forever waived.

                           [INTENTIONALLY LEFT BLANK]

         Dated: August 28, 1998.


                                         "LANDLORD"

                                         FIDDLER'S GREEN CENTER,
                                         a Delaware limited liability company,

                                         By: /s/ LARRY A. LANCE
                                            ------------------------------------
                                         As its: Manager
                                                --------------------------------

                                         "TENANT"

                                         CONVERGENT GROUP CORPORATION,
                                         a Delaware corporation

                                         By: /s/ GLENN E. MONTGOMERY
                                            ------------------------------------
                                         As its: CEO
                                                --------------------------------


Attest:

By: /s/ [ILLEGIBLE]
   ---------------------------
Title: V/P Finance
       -----------------------

                                   EXHIBIT A
                         DEPICTION OF PRIMARY PREMISES


(See attached)

                               [FIFTH FLOOR PLAN]

                               [SIXTH FLOOR PLAN]

                                   EXHIBIT B
                     LEGAL DESCRIPTION OF BUILDING COMPLEX



         Lot 1,
         Greenwood Plaza Filing No. 6
         Arapahoe County, Colorado

         To be replatted to reduce to Building area only.

                                   EXHIBIT C
                          TENANT IMPROVEMENT AGREEMENT

         This Agreement is a part of the Office Lease entered into by FIDDLER'S GREEN CENTER, a Delaware limited liability company, as Landlord, and CONVERGENT GROUP CORPORATION, a Delaware corporation, as Tenant, pertaining to the Fiddler's Green Center - Building A (the "Lease"). Except as expressly provided to the contrary herein, all capitalized terms used in this Agreement shall have the same meaning as set forth in the Lease to which this Exhibit C is attached.

         1 . Base Building Improvements. Landlord, at its expense, shall construct in or for the Premises the following improvements with Building standard materials and installation (the "Base Building Improvements"):

              See attached Exhibit C-1.

         2. Preliminary Space Plans. Pursuant to the terms of this Agreement, Landlord shall cause the leasehold improvements to be constructed within the Premises in addition to the Base Building Improvements (the "Tenant Finish Work"), substantially in accordance with the preliminary space plans that are finally approved by Landlord and Tenant and attached hereto as Exhibit C-2 (the "Preliminary Space Plans"). As hereinafter provided, Tenant shall cause Tenant's architect, Acquilano Leslie Incorporated ("Tenant's Architect") to prepare and submit the Final Space Plans and Construction Drawings pursuant to the Improvement Schedule, as each term is hereinafter defined. The Final Space Plans and Construction Drawings may be modified at Tenant's request prior to commencement of construction pursuant to revised Final Space Plans and Construction Drawings resubmitted to Landlord for approval, provided such modifications do not cause construction and completion delays, or, if so, such delays will be deemed a Tenant Delay, as hereinafter defined. The parties have agreed upon the following schedule (the "Improvements Schedule") for completion of the preparation, review and approval of the final Space Plans ("Final Space Plans"), the Construction Drawings and the obtaining of pricing information and the satisfaction of permitting requirements with respect to the construction of the Tenant Finish Work within the Premises as follows:

         October 1, 1998:   Delivery of Final Space Plans, substantially in
                            accordance with the Preliminary Space Plans, by Tenant to Landlord.

         October 6, 1998:   Landlord's approval or disapproval of (including
                            any Landlord requested changes to) the Final Space
                            Plans.

         October 12, 1998:  Tenant submission to Landlord the names of and supporting information for 2 (other than Pinkard Construction, Landlord's Building general contractor) Qualified General Contractors, as hereinafter defined.


         October 30, 1998:  Landlord's approval of 2 Qualified General
                            Contractors.

         December 15, 1998: Delivery of Construction Drawings, substantially in accordance with the approved Preliminary Space Plans, by Tenant to Landlord.

         December 24, 1998: Landlord's approval or disapproval of (including any changes to) the Construction Drawings.

         December 30, 1998: Delivery of revised Construction Drawings
                            (including any Landlord requested changes) by Tenant to Landlord.

         January 15, 1999:  Landlord's pricing of the Construction Drawings and submission to Tenant, as hereinafter provided.

         February 1, 1999:  Tenant's approval or disapproval of the pricing information for the Construction Drawings.

         February 10, 1999: If Tenant has disapproved pricing information,
                            Tenant's resubmission of revised Construction Drawings to eliminate or modify aspects thereof to reduce the pricing of the Construction Drawings to an amount acceptable (and identified) by Tenant.

         February 17, 1999: Tenant's approval of revised Construction Drawings and revised pricing. Tenant's affirmation of the selected contractor, as hereinafter provided.

         March 1, 1999:     Contractor contracts for construction of Tenant
                            Finish Work.

         Provided, that Landlord meets its deadlines hereunder (subject to Tenant Delays, as hereinafter defined), to the extent that Tenant fails to make any response (including providing required information) or deliver any approval or disapproval within the applicable time-frame required above or in the event the response, approval or disapproval of Tenant requires modifications or revision to the Space Plans, the Construction Drawings or pricing for the Tenant Finish Work, which modification or revision results in a delay of the schedule noted above, all such delays shall be deemed an event of Tenant Delays, as further defined below, and shall also be deemed Excused Delays (as hereinafter defined). In the event any Tenant Delay results in a delay in any of the milestones noted in the schedule above, each of the succeeding milestones in such schedule shall be extended by one day for each such day of Tenant Delay. To the extent Landlord fails to meet the milestones established by the schedule noted above, Tenant time for response or delivery of approval or disapproval shall be similarly increased on a day-for-day basis as to subsequent milestones.

         If Landlord disapproves of the final proposed Construction Drawings, Tenant shall make such changes to the final proposed Construction Drawings as reasonably requested by Landlord, and shall resubmit such amended final Construction Drawings for Tenant approval or disapproval. Landlord and Tenant agree that they shall act reasonably and in good faith in connection with the preparation and approval of the final Construction Drawings. The cost of the final Construction Drawings shall be paid out of the Landlord's Allowance (hereinafter defined).

         3. Landlord's Allowance. Landlord shall provide Tenant with a leasehold improvement allowance in the amount of (i) $24.50 per rentable square foot of the primary Premises, inclusive of $2.00 per rentable square foot for architectural and engineering fees and $0.25 per rentable square foot for tenant's construction consultant, and (ii) $16.27 per square foot of the Distribution Space (subject to the provisions of Paragraph 33 of the Lease), also inclusive of architectural, engineering and construction management fees (the "Landlord's Allowance"). Additionally, at Tenant's written request (provided to Landlord as part of Tenant's acceptance of the final pricing information), Landlord will provide an additional leasehold improvement allowance for the primary Premises of up to the lesser of (i) the actual costs of the Tenant Finish Work in excess of Landlord's Allowance or (ii) $10.00 per rentable square foot ("Excess Allowance"). Said Excess Allowance shall be repaid by Tenant to Landlord in the form of an increase in Base Rent equal to the amortization of the Excess Allowance over the initial Lease term with an annual interest rate of 10%. Landlord's only obligation for the Storage Space shall be to provide Building standard sprinklers, lights and ventilation, for such unoccupied storage area, at Landlord's sole cost and expense. Hereinafter, the term "Allowance" shall mean the Landlord's Allowance and, to the extent applicable, the Excess Allowance. Said Allowance shall be applied toward the cost of the Space Plans, the Construction Drawings and the cost of the Tenant Finish Work, including any required permits. The Allowance shall be used solely for Tenant Finish Work which will include, but not be limited to, (i) all third-party fees and expenses incurred by Landlord in connection with the design and construction of the Tenant Finish Work, exclusive of Landlord's Architect's, as hereinafter defined, fees and expenses, which shall be at Landlord's sole cost and expense, (ii) third-party testing and inspection costs, and (iii) costs of pre-stock material used in the construction of the Tenant Finish Work. Tenant shall be entitled to a Rent reduction for any part of the Landlord's Allowance not so used. Tenant shall not be entitled to receive any of the Excess Allowance not utilized for the Tenant Finish Work, as provided hereinabove. Tenant's Architect and construction consultant shall be paid from the Landlord's Allowance upon Tenant's submission of an invoice(s) and such reasonable support documentation as Landlord may request (with payment being in accordance with Landlord's construction draw/funding cycles on a monthly basis.

         4. Qualified General Contractor. Tenant has requested that, in addition to Pinkard Construction ("Building General Contractor"), Landlord's obtaining pricing information from two other general contractors. Pursuant to the Improvement Schedule milestones, Tenant shall submit to Landlord the names and appropriate supporting information (including, but not limited to, resume, references, previous job descriptions and said contractor's guaranteed maximum price form of contract) regarding at least 3 general contractors who meet or exceed the following criteria: (i) demonstrated quality reputation, (ii) duly licensed as a general contractor in the State of Colorado, (iii) bondable and insurable, (iv) at least 5 years of office tenant finish construction experience in the greater Denver Metropolitan area for tenant finish projects similar in size, scope and pricing to the Tenant Finish Work, and
    (v) demonstrated ability (and availability in said General Contractor's current commitment schedules) to complete the Tenant Finish Work within the identified construction schedule and on or before September 1, 1999 (each a "Qualified General Contractor").

         5. Construction of Tenant Finish Work. In accordance with the Improvements Schedule above, Landlord shall obtain and provide Tenant with a guaranteed bid estimate for the price of the design and construction of the Tenant Finish Work (the "Price Estimate Bid") from the Building
    General Contractor and each of the two approved Building General Contractors. Tenant shall approve or disapprove the Price Estimate Bid in accordance with the Improvements Schedule above and designate the General Contractor to construct the Tenant Finish Work in accordance with the Improvement Schedule above. Once approved, the Price Estimate Bid shall be the amount the General Contractor may charge for completing the Tenant Finish Work. Tenant shall have the right to request that each General Contractor, as part of its Price Estimate Bid, obtain competitive bids for all major trades comprising the Tenant Finish Work (including plumbing, electrical and mechanical work), in which case the following provisions shall be applicable: (i) any delay in completing the Tenant Finish Work (beyond the date it would have been completed without such process) shall be deemed Tenant Delay; (ii) Tenant shall be entitled to participate in the bidding process (including the process of qualifying the bidders); and
    (iii) unless otherwise agreed to in writing by Landlord and Tenant, the selected General Contractor shall engage the trade subcontractor submitting the lowest, qualified bid meeting the identified construction schedule to construct the Tenant Finish Work. Landlord agrees that all information obtained by Landlord to arrive at the Price Estimate Bid and the price payable with respect to the Tenant Finish Work, including, but not limited to, all bids related thereto, as well as all documentation and other information related to the price of the Tenant Finish Work, shall be made available to Tenant on an "open-book" basis, and Tenant shall have the right to review all such records and information.

         In accordance with the Improvements Schedule above, Tenant shall cause its Architect and engineer to prepare construction drawings and specifications (the "Construction Drawings") for the Tenant Finish Work, based strictly on the Final Space Plans, and Landlord shall cause the Tenant Finish Work to be constructed in the Premises in accordance with the Construction Drawings; provided, however, that Landlord's total cost of reimbursement for the Space Plans and Construction Drawings and for constructing the Tenant Finish Work shall not exceed the Allowance. As hereinabove provided, the Excess Allowance shall be reimbursed to Landlord in the form of additional Base Rent. Further, any Tenant Finish Work Costs in excess of the Allowance (the "Excess Costs") will be at Tenant's sole cost and expense and will be paid promptly by Tenant upon receipt of billing therefor. Upon substantial completion of the construction of the Tenant Finish Work and prior to Tenant's occupancy of the Premises, Tenant shall pay to Landlord the amount, if any, by which the actual cost of preparing the Construction Drawings and of constructing the Tenant Finish Work exceeds the Allowance.

         If after commencement of the construction of the Tenant Finish Work, Tenant wants to change the Construction Drawings or scope of the Tenant Finish Work, it shall notify Landlord. Landlord shall then obtain an estimate of the additional cost of the Tenant Finish Work, if any, resulting from any such changes and within 10 days notify Tenant of the additional cost and any resulting delay in completing the Tenant Finish Work; and within three business days thereafter, Tenant shall advise Landlord whether or not it wants to proceed with the changes. If Tenant elects to proceed with the changes, Landlord shall proceed with the changes. Any delay in completing the Tenant Finish Work as a result of such changes shall also be deemed a Tenant Delay for purposes of Paragraph 5 below.

         6. Tenant's Delay. The Lease Commencement Date shall not commence until Landlord has substantially completed the Base Building Improvements and Tenant Finish Work; provided, however, that if Landlord is delayed in substantially completing the Base Building Improvements and Tenant Finish Work as a result of:

            A. A Tenant Delay arising under Paragraph 2 or Paragraph 4, as described in each such Paragraph;

            B. Subject to the selected General Contractor's obligation to use reasonable efforts to timely procure, the unavailability of materials or installations as a part of the Tenant Finish Work that are other than Landlord's Building standard materials or installations;

            C. Tenant's changes in any previously approved drawings, plans or specifications, including the Construction Drawings;

            D. Any other act or omission of Tenant or Tenant's consultants or invitees;

            E. If other than the Building General Contractor is selected by Tenant, any delays in the Building construction resulting from said selected General Contractor's interference with or failure to coordinate with the identified Building construction schedule.

    (each of which shall be a "Tenant Delay"); then the Lease Commencement Date shall only be extended pursuant to Paragraph 4B of the Lease until the date on which Landlord would have substantially completed the performance of the Tenant Finish Work but for the Tenant Delay.

         7. Excused Delays. As used herein, the term "Excused Delay" shall mean any Tenant Delay or any other delay in the construction or completion of the Base Building Improvements or the Tenant Finish Work resulting from casualties, acts of God, government embargo, shortages of fuel, labor or building materials or other causes beyond Landlord's reasonable control.

         8. General. Landlord shall notify tenant of the anticipated Lease Commencement Date in a notice given at least fifteen (15) days prior to the anticipated Lease Commencement Date. Landlord and Tenant shall thereupon set a mutually convenient time for Landlord, Tenant and the General Contractor to inspect the Premises, at which time the parties shall prepare a punchlist of items to be completed ("Punchlist Items"). Upon completion of the inspection, Tenant shall acknowledge in writing that substantial completion of the Tenant Finish Work has occurred, subject to completion of Punchlist Items to be completed. Landlord shall use reasonable efforts to complete the Punchlist Items as soon as possible following the Lease Commencement Date. Tenant shall have the right to inspect the progress of the construction of the Base Building Improvements and the Tenant Finish Work from time to time, so long as such inspections do not hinder, delay or otherwise interfere with construction or installation of the Base Building Improvements or the Tenant Finish Work. Failure by Tenant to pay any amount when due under this Agreement shall be an Event of Default under Paragraph 19A of the Lease, entitling Landlord to all of its remedies under the Lease, as well as all remedies otherwise available to Landlord.

            9. Construction Scheduling. If a General Contractor, other than the Building General Contractor, is selected by Tenant for the Tenant Finish Work, Tenant acknowledges that any additional Building construction costs arising as a result of (i) said General Contractor's failure to adhere to the Building General Contractor's job site rules and regulations, including scheduling and coordination to minimize job interference thereof (a) damage, destruction or injury to the Building General Contractor's employees or agents, or the property of the foregoing of either, or (b) repairs, "re-dos" or modifications of the Building Improvements required as a result of the selected General Contractor's, or its employees or agents', negligence or wilful misconduct, shall be incurred by Tenant under the Landlord Allowance or as Excess
    Costs, if the Landlord Allowance has (or will be) fully utilized for the costs of the Tenant Finish Work.

         10. Substantial Completion; Ready for Tenant. The Tenant Finish Work shall be deemed to have been substantially completed and to be Ready for Tenant when the Landlord has substantially completed the Tenant Finish Work, exclusive of any punch list work, substantially in accordance with the final approved Construction Drawings. If the Tenant and Landlord disagree as to whether the Tenant Finish Work has been substantially completed, the mutual decision of Fentress Bradburn Architects, Ltd. ("Landlord's Architect") and Tenant's Architect, Acquilano Leslie Incorporated, shall be final and conclusive on that issue.

         11. General. All drawings, space plans, plans and specifications for any improvements or installations in the Premises are expressly subject to Landlord's prior written approval. Any approval by Landlord or Landlord's architects or engineers of any of Tenant's drawings, plans or specifications which are prepared in connection with construction of improvements in the Premises shall not in any way constitute a representation or warranty of Landlord as to the adequacy or sufficiency of the drawings, plans or specifications, or the improvement to which they relate, for any use, purpose or condition, but this approval shall merely be the consent of Landlord to Tenant's construction of improvements in the Premises in accordance with those drawings, plans or specifications.

                                     EXHIBIT C-1
                     BASE BUILDING/TENANT IMPROVEMENT GUIDELINE
                                      AND
                        LIST OF PLANS AND SPECIFICATIONS

    1)   Construction Drawings for the Building entitled "Fiddler's Green Center
         - Building I, The John Madden Company, Fiddler's Green Circle, Arapahoe County, Colorado - Building Permit August 17, 1998", prepared by Fentress Bradburn Architects, Ltd.

    2)   Fiddler's Green Center - Building I - Project Manual
         Specifications - Permit Package, dated August 17, 1998, prepared by Fentress Bradburn Architects, Ltd.

    3)   See attached also.



                                     C-1-6

                                   EXHIBIT C

                   BASE BUILDING/TENANT IMPROVEMENT GUIDELINE

       SCOPE OF WORK DEFINITION BASE BUILDING VS. TENANT IMPROVEMENT WORK


ITEM                     BASE BUILDING                                     TENANT IMPROVEMENTS
----                     -------------                                     -------------------
CEILINGS                 a. No requirement.                                a. Furnish and install 2' x 4'
                                                                              acoustical ceiling grid
                                                                              throughout leasable area.
                                                                              Furnish and install 2' x 4'
                                                                              acoustical ceiling tile (not
                                                                              yet selected) equal to
                                                                              Armstrong's Second Look
                                                                              II on each floor.

                         b. Furnish and install 2 x 2 acoustical
                            ceiling grid and ceiling tiles in              b. No requirement.
                            required corridors. Ceiling tile equal
                            to Armstrong Cirrus with regular
                            edge. Toilet room ceilings to be
                            painted gypsum board.

                         c. No requirement.                                c. Provide upgraded ceiling
                                                                              systems as required by
                                                                              tenant's space plan.

CORE SERVICE AREAS       a. Toilet rooms, telephone, electrical            a. No requirements.
                            rooms, stairwells, janitor closets,
                            service entry and mechanical rooms
                            are to be provided complete.

DOORS, FRAMES AND        a. Furnish and install natural finished           a. No requirement.
HARDWARE                    flush cherry doors in hollow metal
                            frames at core building areas.

                         b. Furnish and install natural finished           b. Furnish, install and finish
                            flush cherry tenant entry doors, per              doors, frames and hardware
                            code, in hollow metal frames with                 as required by tenant's
                            sidelights extending the full door                space plan.
                            height and 16" in width. Polished
                            wire glass in sidelight.

                         c. Furnish brushed aluminum finish on             c. No requirement.
                            all door hardware. Provide and
                            install lever handle mortise locks and
                            closers on all tenant entry and core
                            building doors.

                         d. Furnish and install card access,               d. No requirement.
                            electric locks for after hour security at
                            each of the three entrances.

ITEM                     BASE BUILDING                                      TENANT IMPROVEMENTS
----                     -------------                                      -------------------
Electrical               a. Furnish and install a complete                  a. No requirement.
                            277/480 volt, 3-phase, 6,000 amp
                            building power distribution system.

                            12 watts per SF allocated for HVAC
                            loads.

                            3.5 watts per SF allocated for overall
                            lighting (2.2 watts for tenant lighting).

                            6.4 watts per SF allocated for office
                            equipment loads (one circuit per 140
                            SF).

                         b. Furnish and install on 277 volt                b. Lighting circuits distributed
                            lighting panel in the central                     from central panel to tenant
                            electrical room on each floor.                    fixtures.

                         c. No requirement.                                c. Furnish and install stock
                                                                              piled fixtures as required by
                                                                              tenant's space plan.
                                                                              Fluorescent fixtures are to
                                                                              be 2' x 4' deep cell
                                                                              parabolic and equipped
                                                                              with three (3) T8 lamps and
                                                                              electronic ballasts. Fixture
                                                                              density at 1:80 RSF.
                                                                              Furnish and install
                                                                              connection to J-Box,
                                                                              switching and accent
                                                                              lighting.

                         d. Furnish and install lighting in base           d. No requirement.
                            building rooms.

                         e. Furnish and install step down                  e. Furnish and install branch
                            transformers and three (3) 120/208                circuits for 120 V power to
                            volt panels at one (1) electrical room            tenant spaces from
                            on each floor, sized to provide 6.4               Electrical Rooms. Furnish
                            watts per square foot for office                  and install power poles and
                            equipment loads and convenience                   convenience outlets as
                            power.                                            desired along with any
                                                                              additional distribution
                                                                              panels or step down
                                                                              transformers.

                         f. Furnish and install code required exit         f. Furnish and install code
                            and emergency lighting for all public             required exit and
                            areas.                                            emergency lighting for all
                                                                              tenant areas.

ITEM                     BASE BUILDING                                TENANT IMPROVEMENTS
----                     -------------                                -------------------
ELECTRICAL               g. Furnish and install telephone riser       g. Furnish and install phone board,
CONTINUED                   chases to the telephone rooms on each        vertical and horizontal distribution
                            floor. Service available from provider       from first floor service entry to
                            panel on first floor.                        tenant space.

                         h. Furnish and install fire management       h. Fire management provisions, if any, in
                            system as required by code, including        addition to code requirements.
                            horn and strobe devices on each floor.

                         i. Furnish and install exterior site         i. No requirement.
                            lighting.

ELEVATORS                a. Furnish and install three 3,500 pound     a. No requirement.
                            and one 4,000 pound capacity electric
                            traction elevators with 350 feet per
                            minute travel speed. (9'-7" cab height
                            available above ceiling in 4,000 pound
                            car).

                         b. Furnish and install interior cab wall     b. No requirement.
                            finishes. Brushed stainless steel front
                            wall. Side & back wall to have stone
                            wainscot with fabric panels above. Floor
                            to be stone. Brushed stainless steel
                            ceiling with recessed can lights.

FIRE EXTINGUISHERS       a. Furnish and install one (1) fire          a. Furnish and install fire extinguishers
                            extinguisher in each landing of each         and cabinets as required by space layout.
                            stair.


FIRE PROTECTION          a. Furnish and install complete fire         a. Relocate or add sprinkler for proper
SPRINKLER SYSTEM            protection system per NFPA                   coverage as dictated by the tenant's
                            requirements for office occupancy.           space plan.


FLOOR COVERING           a. Furnish and install quality commercial    a. No requirement.
                            grade carpeting adhered directly to
                            floor slab in all required corridors.

                         b. Provide smooth troweled concrete slabs,   b. Furnish and install floor coverings for
                            ready for finish.                            all areas except toilet rooms and
                                                                         required common area corridors.




ITEM                        BASE BUILDING                                              TENANT IMPROVEMENTS
----                        -------------                                              -------------------
HVAC                        a. Furnish and install base building                       a.    Furnish and install separate
                               heating and cooling system.                                   air conditioning or air
                               o   Cooling Ratio: 378 SF/ton                                 handling units for non-standard
                               o   Heating Capacity: 3.59 watts/SF                           loads (i.e. computer room).
                               o   Cooling Load Allowance:
                                     Lighting: 2.5 watt/SF
                                     Office Equipment: 2 watt/SF
                                     People: 1 occ/100 SF

                            b. Furnish and install primary trunk                       b.    No requirement.
                               ducts from air handlers to vicinity of
                               each zone serviced. Primary air duct
                               looped on floor.

                            c. Furnish and install secondary                           c.    Furnish and install runouts,
                               ductwork and VAV boxes for all zones                          diffusers and RA grilles.
                               at a ratio of 1:610 RSF. Perimeter                            Provide modifications as
                               zones are fan-powered with                                    required by tenant's space
                               pinchdown backup. Interior zones are                          plan.
                               pinchdown units. Furnish and install
                               code required fire dampers.

                            d. Furnish and install base building                       d.    Provide modifications as
                               energy management system with                                 required by tenant's space
                               DDC temperature control system                                plan.
                               connections to terminal devices.

                            e. Provide exhaust systems for base                        e.    Install exhaust systems for
                               building spaces as required.                                  conference rooms, etc.
                                                                                             desired by Tenant.

INTERIOR COLUMNS            a. No requirement.                                         a.    Furnish and install gypsum
                                                                                             board to columns. Tape and
                                                                                             sand smooth. Apply paint/wall
                                                                                             covering and base.

INTERIOR PARTITIONS         a. Construct required building corridor                    a.    Construct gypsum board
                               walls to underside of structure with                          partitions as required by
                               gypsum wall board both sides (rated -                         tenant's space plan. Finish
                               1 hour). Furnish and install vinyl                            as desired. Apply paint/wall
                               wall covering on corridor walls.                              covering and base.




ITEM                     BASE BUILDING                                TENANT IMPROVEMENTS
----                     -------------                                -------------------
LOBBY IMPROVEMENTS       a. Furnish and install honed limestone       a. No requirement.
                            with granite accent throughout lobby
                            and elevator areas. Carpeted areas
                            inset into stone in seating areas.

                         b. Furnish and install limestone             b. No requirement.
                            surrounds elevator door on elevator
                            lobby walls.

                         c. Furnish and install 2'-0" high stone      c. No requirement.
                            wainscot with fabric wrapped panels
                            above in balance of lobby.

                         d. Furnish and install coffered ceiling      d. No requirement.
                            with decorative lighting and accent
                            recess can fixtures at seating and wall
                            washers at art work.

                         e. Furnish and install brushed stainless     e. No requirement.
                            steel elevator frames and doors.

                         f. Furnish and install pedestal-mounted      f. No requirement.
                            tenant directory with stone base.

                         g. Furnish and install lobby furnishings:    g. No requirement.
                            Carpeting, seating, plants and art.

                         h. Furnish and install entrance door         h. No requirement.
                            (full lite aluminum pair of doors
                            3'-0" x 9'-0" each).

PERIMETER WALLS          a. Construct gypsum board walls below        a. Apply paint/wall covering
                            sills and at perimeter columns, taped        and base.
                            and sanded smooth. (Work completed
                            during tenant buildout.)

                         b. Furnish and install windowsills.          b. No requirement.
                            (Installed during tenant buildout.)

PLUMBING                 a. Furnish and install complete              a. No requirement.
                            plumbing in core service areas.

                         b. Furnish and install electric water        b. No requirement.
                            cooler(s) adjacent to public toilet
                            rooms.

                         c. Furnish two (2) tenant rough-in wet       c. Furnish and install
                            columns per floor with opportunity to        convenience sinks, water
                            tie into stack at building core.             supply to coffee/vending
                                                                         areas, etc.




ITEM                BASE BUILDING                                          TENANT IMPROVEMENTS
----                -------------                                          -------------------

SIGNAGE             a. Furnish and install general                         a. Furnish and install
                       identification/directional signage at                  identification signage at
                       toilet rooms and exit stairwells.                      tenant entrances.

                    b. Furnish and install a building directory            b. No requirement.
                       in the main lobby.

                    c. Furnish and install exterior monument               c. No requirement.
                       signage for building identification.

STAIRS              a. Furnish and install painted metal pan               a. No requirement.
                       and riser with poured concrete tread
                       (sealed). Painted metal stringer and
                       railings.

                    b. Paint concrete stair walls. Furnish and             b. No requirement.
                       install surface-mounted lighting at stair
                       landings.

STRUCTURE           a. Structural steel frame and composite                a. No requirement.
                       steel and concrete floor structure (fire
                       proof).

                    b. Supported floor live load capacity of               b. No requirement.
                       50 pounds per square foot and a
                       partition load of 20 pounds per square
                       foot. Center bay and tenant corridor
                       areas designed for 100 pounds per
                       square foot live load.

                    c. Clear ceiling height of 9'-0".                      c. No requirement.

                    d. Building shell shall meet ADA code                  d. No requirement.
                       requirements.

TOILET FLOORS       a. Furnish and install ceramic tile on                 a. No requirement.
                       floor and wet walls. Paint on
                       remaining wall.

                    b. Furnish and install polished granite                b. No requirement.
                       vanity with porcelain lavatories and
                       decorative mirrors.

                    c. Furnish and install baked enamel,                   c. No requirement.
                       ceiling hung toilet partitions.


ITEM                BASE BUILDING                                          TENANT IMPROVEMENTS
----                -------------                                          -------------------
TOILET FLOORS       d. Furnish and install wall-mount, flush               d. No requirement.
CONTINUED              valve water closets and wall-hung
                       urinals.

                    e. Fully ADA compliant restrooms.                      e. No requirement.

WINDOW BLINDS       a. Furnish and install horizontal mini-                a. No requirement.
                       blinds on all exterior windows.


                                  EXHIBIT C-2
                            PRELIMINARY SPACE PLANS

(See attached)











                                     C-2-1

                     [FIDDER'S GREEN CENTER 6TH FLOOR PLAN]



                             FIDDLER'S GREEN CENTER
                                    FLOOR 6

                      SEPTEMBER 1999 PROGRAM - 285 PEOPLE
                       preliminary pricing: JULY 16, 1998
                             revised: JULY 1, 1998
                            space plan: JUNE 4, 1998



[legend]                                          [Acquilano Leslie, Inc. Logo]


        REFER TO ATTACHED 8 1/2" x 11" PRELIMINARY PRICING SPECIFICATION

                     [FIDDER'S GREEN CENTER 5TH FLOOR PLAN]



                             FIDDLER'S GREEN CENTER
                                    FLOOR 5

                      SEPTEMBER 1999 PROGRAM - 285 PEOPLE
                       preliminary pricing: JULY 16, 1998
                             revised: JULY 1, 1998
                            space plan: JUNE 4, 1998



                                                  [Acquilano Leslie, Inc. Logo]


        REFER TO ATTACHED 8 1/2" x 11" PRELIMINARY PRICING SPECIFICATION

                                    EXHIBIT D
                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") made and entered into as of the ___ day of _____________ , 19 __ by and among ______________________, a ____________________ [corporation],
[(general) (limited) partnership], having an office at _______________________ ("Owner"), ___________________, a ____________________, having an office at
________________, ("Mortgagee"), and ___________________, a ___________________,
having an office at _____________ ("Tenant").

                              W I T N E S S E T H :

     WHEREAS, Owner owns the improved real property described in Schedule A annexed hereto (the "Premises");

     WHEREAS, Mortgagee is the owner and holder of the mortgage(s) and/or deed(s) of trust listed in Schedule B annexed hereto (which mortgage(s) and/or deed(s) of trust, together with all amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, now or hereafter made, are hereinafter collectively referred to as the "Mortgage" and which Mortgage, together with the promissory note or notes and the loan agreement(s), and other documents executed in connection therewith and any amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, are hereinafter collectively referred to as the "Loan Documents");

     WHEREAS, pursuant to a lease dated_________, 19__ [as amended on _________] ([collectively] the "Lease"), Tenant has leased from Owner, as landlord, a portion of the Premises (the "Leased Premises") more particularly described therein; and

     WHEREAS, Mortgagee has agreed to recognize the status of Tenant in the event Mortgagee shall acquire title to Premises by foreclosure, by the acceptance of a deed in lieu thereof, or any other means and Tenant has agreed to attorn to Mortgagee in any such event.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter mentioned and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Mortgagee hereby consents to the Lease.

     2. Tenant hereby agrees that the Lease is and shall be under, subject and subordinate at all times to the lien, right, title and terms of the Loan Documents and all advances and/or payments made, or to be made, under any Loan Document. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Mortgagee may request to evidence such subordination, and Tenant hereby irrevocably constitutes and appoints Mortgagee as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant if Tenant fails to execute, acknowledge or deliver any such instruments within ten (10) days after request therefor.

     3. So long as Tenant (a) is not in default under the Lease beyond the expiration of any applicable grace or cure periods, (b) has not canceled or terminated the Lease (without regard to whether Owner or Tenant is then in default under the Lease), nor surrendered the Leased Premises, and (c) except as specifically required pursuant to the terms of the Lease, has not made any advance payment of rent or additional rent, in the event that Mortgagee shall commence an action to foreclose the Mortgage or to otherwise acquire title to, and possession of, the Premises, Tenant shall not be joined as a party defendant in any such action or proceeding and Tenant shall not be disturbed in its possession of the Leased Premises nor shall the Lease be terminated unless, as a condition precedent to commencing or proceeding with any such action to foreclosure the Mortgage [or any of them] or to otherwise acquire title to, and possession of, the Premises, Mortgagee is required by statute, judicial decision or the court in which such action or proceeding has been commenced or is pending so to name Tenant as a party defendant. For the purposes of this Agreement, any rent abatements or free rent periods expressly provided for in the Lease shall not be deemed to be an advance payment of rent or additional rent.

     4. If (a) Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which Mortgagee shall have been required to name Tenant as a party defendant, and (b) Tenant is not in default under the Lease beyond any applicable cure or grace periods, has not canceled or terminated the Lease (without regard to whether Owner or Tenant is then in default under the lease) nor surrendered, vacated or abandoned the Leased Premises and remains in actual possession of the Leased Premises at the time Mortgagee shall so acquire title to, and possession of, the Premises, then, in such event, Mortgagee shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of Mortgagee under any such new lease shall be subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Paragraphs 5, 6, and 7 hereof), (y) without limiting the generality of clause (x) above, Mortgagee shall, in no event, have any obligations or liabilities to Tenant under any such new lease beyond those of Owner (or its predecessors-in-interest) as were contained in the Lease (to the extent assumed by Mortgagee under this Agreement), and (z) the expiration date of such new lease shall coincide with the original expiration date of the Lease. Tenant shall execute any such new lease and shall attorn to Mortgagee or its nominee, successors or assigns or any purchaser (as the case may be) as to establish direct privity between Mortgagee and Tenant.

     5. If (a) Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which Tenant has not been named as a party defendant, or by deed in lieu of foreclosure, or by any other means and
(b) Tenant is not in default under the Lease beyond any applicable cure or grace periods and Tenant has not surrendered the Leased Premises at the time Mortgagee shall so acquire title to and possession of the Premises:

          (i) Tenant shall be deemed to have made a full and complete attornment to Mortgagee so as to establish direct privity between Mortgagee and Tenant;

          (ii) all obligations of Tenant under the Lease shall continue in full force and effect and be enforceable against Tenant by Mortgagee, with the same force and effect as if the Lease had originally been made and entered into directly by and between Mortgagee, as landlord thereunder, and Tenant; and

          (iii) Mortgagee shall recognize and accept the rights of Tenant under the Lease and, subject to the provisions of Paragraphs 6 and 7 hereof, shall thereafter assume the obligations of Owner under the Lease in respect of Owner's obligations under the Lease thereafter falling due subject, in all events, to (A) the provisions of Paragraph 6 and 7 below and (B) Tenant's waiver, as against Mortgagee, of any defaults of Owner (whether or not curable) which occurred prior to Mortgagee acquiring title to, and possession of, the Premises.

     6. (a) Nothing herein contained shall impose any obligation upon Mortgagee to perform any of the obligations of Owner under the Lease, unless and until Mortgagee shall take possession of the Premises, and, in any event, Mortgagee shall have no liability with respect to any acts or omissions of Owner occurring prior to the date on which Mortgagee shall take possession of the Premises;

     (b) Notwithstanding anything to the contrary contained herein, officers, directors, shareholders, agents, servants and employees of Mortgagee shall have not personal liability to Tenant and the liability of Mortgagee, in any event, shall not exceed and shall be limited to Mortgagee's interest in the Premises;

        (c) Mortgagee shall not be liable for any act or omission of Owner (or, its predecessor-in-interest);

        (d) Mortgagee shall not be subject to any offsets or defenses which Tenant might have against Owner;

        (e) Mortgagee shall not be bound by any covenant to undertake or complete any construction of the Premises, the Leased Premises or any portion thereof;

        (f) Mortgagee shall not be bound by any obligation of Owner to make any payment to Tenant, except that (i) Mortgagee shall be liable for the timely return of any security or other deposit actually received by Mortgagee and (ii) Mortgagee shall be liable on account of any prepayments of rent or other charges owing to Tenant if the funds are actually received by Mortgagee;

        (g) Mortgagee shall not be bound by any obligation to repair, replace, rebuild or restore the Premises, the Leased Premises, or any part thereof in the event of damage by fire or other casualty, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished with the use of the net insurance proceeds or the net condemnation award actually received by or made available to Mortgagee; and

        (h) Mortgagee shall not be required to remove any person occupying the Leased Premises or any part thereof.

     8. Tenant hereby agrees to provide Mortgagee with prompt notice of any asserted default by Owner of its obligations under the Lease. In the event any such asserted default constitutes a legal basis for the cancellation of the Lease by Tenant, Tenant hereby agrees that the Lease shall not be canceled or terminated until Mortgagee shall have a reasonable period of time within which to (a) obtain possession of the Leased Premises, and (b) cure such default.

     9. Tenant and Owner hereby agree that, in the event that Mortgagee delivers to Tenant a notice (i) stating that an Event of Default (as defined in the Mortgage [or any of them]) has occurred under the Mortgage [or any of them] or any other Loan Document and (ii) requesting that all rent and additional rent due under the Lease be thereafter paid to Mortgagee, Tenant shall pay, and is hereby authorized and directed by Owner to pay, such rent and additional rent directly to Mortgagee. Delivery to Tenant of the aforedescribed notice from Mortgagee shall be conclusive evidence of the right of Mortgagee to receive such rents and payment of the rents by Tenant to Mortgagee pursuant to such notice shall constitute performance in full of Tenant's obligation under the Lease to pay such rents to Owner. If and to the extent that the Lease or any provisions of law shall entitle Tenant to notice of any mortgage, Tenant acknowledges and agrees that this Agreement shall constitute such notice to Tenant of the existence of the Mortgages. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee as part of the security for the Loan Documents.

     10. Each of Owner and Tenant represents and warrants to Mortgagee that, as of the date hereof, there are no agreements other than the Lease in existence or contemplated between Owner and Tenant, relating to the Premises or the Leased Premises or with respect to any other matter related to Tenant's occupancy of the Leased Premises.

     11. Owner, by its execution of this Agreement, agrees to be bound by and to act in accordance with the terms and conditions hereinabove contained.

     12. This Agreement (i) shall be governed by and construed in accordance with the laws of the state in which the Premises are located, (ii) contains the entire agreement among the parties with respect to the subject matter hereof and
(iii) may not be modified, nor any provision hereof be waived, orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors, administrators and assigns.

     13. All notices to be given hereunder shall be in writing and shall be deemed sufficiently given if (a) hand delivered, (b) delivered by reputable overnight courier or (c) mailed by certified mail, return receipt requested, in each case to the address of each party as set forth above. Each such notice shall be deemed to be effective, in the case of mail deliveries, on the second business day after mailing, and otherwise, upon receipted delivery. Any party may change its address for notice by notifying the other parties hereunder in accordance with the provisions of this Paragraph 13.

     14. All rights of Mortgagee hereunder shall accrue to, and all obligations of Mortgagee shall be binding upon, Mortgagee, its successors, assigns and nominees, including, without limitation, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Premises at a foreclosure sale or at any sale of the Premises following the granting of a deed in lieu of foreclosure or following foreclosure; provided, however, that following any sale or other transfer of its interest in the Premises, Mortgagee, any such grantee or purchaser (as the case may be) shall be fully released and discharged of and from any and all obligations and liabilities of any kind hereunder or under the Lease and/or under any such new lease. Without limiting the generality of the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors, administrators and permitted assigns of Owner and Tenant hereto.

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above set forth.

                                  OWNER: _______________________________________


                                  By: __________________________________________

                                  MORTGAGEE: ___________________________________


                                  By: __________________________________________

                                  TENANT: ______________________________________


                                  By: __________________________________________

STATE OF ____________________   )
                                ) ss.
COUNTY OF ___________________   )

     On this ___ day of _________, 19 __, before me personally came ________, to be known, who, being duly sworn, did depose and say that he resides at ______________________________, that he is a ____________________________ of
___________________, a ______________________, the ________________ described in, and which executed, the foregoing instrument; and that he signed his name thereto by order of the _________ [board of directors] of said
__________________________.

     IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ____, 19__.

     My Commission Expires: __________________________________


                                             ___________________________________
                                             Notary Public

     STATE OF _____________________ )
                                    )ss.
     COUNTY OF ____________________ )

          On this ___ day of __________ , 19__ , before me personally came ___________, to be known, who, being duly sworn, did depose and say that he resides at _______________ , that he is a __________________ of
     __________________ , a ___________________ , the __________________
     described in, and which executed, the foregoing instrument; and that he signed his name thereto by order of the ___________________ [board of directors] of said _________________________ .

          IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________, 19__.

          My Commission Expires: ________________________________________



                                        ________________________________________

                                        Notary Public



    STATE OF _____________________ )
                                   )ss.
    COUNTY OF ____________________ )

          On this ___ day of ________ , 19__, before me personally came _________________, to be known, who, being duly sworn, did depose and say that he resides at _______________, that he is a _______________ of
     _____________ , a _________________ , the ___________ described in, and which executed, the foregoing instrument; and that he signed his name thereto by order of the _____________________ [board of directors] of said
     _____________________.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ____, 19__.

          My Commission Expires: _______________________________


                                             ___________________________________
                                             Notary Public

                                    EXHIBIT E
                              RULES AND REGULATIONS

     It is further agreed that the following rules and regulations shall be and are hereby made a part of this Lease and Tenant agrees that Tenant's employees and agents or any others permitted by Tenant to occupy or enter the Premises will at all times abide by these rules and regulations as they may be amended or supplemented from time to time. Capitalized terms have the same meaning as used in the Lease, unless otherwise indicated.

(1) The sidewalks, entries, passages, corridors, stairways, and elevators of the Building Complex shall not be obstructed or locked or used for smoking, storage or loitering by Tenant or Tenant's agents or employees or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access may be obtained only via the elevators (if any) in the lobby of the Building. The fire doors, including those in the elevator lobbies, shall not be locked or obstructed by Tenant.

(2) Furniture, equipment, or supplies will be moved in or out of the Building only upon the elevator (if any) and access ways designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord. The Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause the movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair that damage.

(3) No safe or article, the weight of which may, in the opinion of Landlord, constitute a hazard or damage to the Building or the Building's equipment, shall be moved into the Premises. Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord and landlord shall have the right to designate the location of such articles in the Premises.

(4) During the entire term of this Lease, Tenant shall, at Tenant's expense, install and maintain under each and every caster chair a chair pad to protect the carpeting.

(5) No sign, advertisement or notice shall be inscribed, painted, or affixed on any part of the inside or outside of the Building (including windows) unless of such color, size, and style and in such place upon or in the Building as shall be first designated by Landlord in writing but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted, or affixed on any part of the inside or outside of the building. A directory in a conspicuous place, for listing the names of tenants in the Building will be provided by Landlord. Any necessary revision in the directory will be made by Landlord at Tenant's expense within a reasonable time after notice from Tenant of the change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor of the building (whether included wholly within the Premises, or otherwise), without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at the expense of Tenant.

(6) Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein which would in any way increase the rate of fire insurance on the Building or on property kept herein, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters, or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

(7) The janitor of the building may at all times keep a passkey and other agents of Landlord shall at all times be allowed admittance to the Premises.

(8) Water closets and other water fixtures shall not be used for any purpose other than that for which they were intended and any damage resulting to them from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

(9) Except for handicapped assistance dogs, no animals shall be allowed in the offices, halls, corridors, and elevators in the Building. No person shall disturb the occupants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

(10) Bicycles or other vehicles shall not be permitted in the offices, halls, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building be permitted.

(11) Tenant shall not allow anything to be placed on the outside of the building, nor shall anything be thrown by Tenant or Tenant's agents or employees out of the windows or doors or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window. Tenant must at its own expense dispose of crates, boxes, or similar large items of refuse which will not fit into office waste paper baskets. In no event shall Tenant set any such items in the corridors or other areas of the Building or garage facility.

(12) No additional lock or locks shall be placed by Tenant on any door in the Building, unless written consent of Landlord shall first have been obtained. Two keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made. Landlord shall supply Tenant with such additional keys as Tenant may require at Tenant's sole cost and expense. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms, or vaults.

(13) No window shades, blinds, screens, draperies, or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and linings, or blinds at all windows and hallways.

(14) If any Tenant desires telegraphic, telephonic, or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced. Without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

(15) Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the Premises. The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

(16) Any painting or decorating, as may be agreed to be done by and at the expense of Landlord, shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working hours, Tenant shall pay for the extra cost thereof.

(17) Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building and any defacement, damage, or injury caused by Tenant or Tenant's agents or employees shall be paid for by Tenant.

(18) Smoking is prohibited in the Building, including all tenants' premises, inside lobbies, stairwells, bathrooms, and other Common Areas and public areas of the Building Complex and is restricted in all outside plaza areas of the Building Complex to specific locations designated by Landlord as smoking areas, if any.

(19) Tenant shall be entitled to two sets of keys to the Premises. In the event Tenant needs any additional keys, such keys must be requested from Landlord. Tenant shall pay to Landlord the actual cost of making such additional keys. Landlord reserves the right to refuse admittance to the Building at any time other than during Ordinary Business Hours, to any person not producing a key to the Premises and/or a pass issued by Landlord. In case of fire, invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building while it continues. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

(20) No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building on the Building Complex, and Tenant shall cooperate with Landlord in prevention and elimination of same.

                                    EXHIBIT F
                         LEASE COMMENCEMENT CERTIFICATE

     LANDLORD: Fiddler's Green Center, LLC, a Delaware corporation

     TENANT: Convergent Group Corporation, a Delaware corporation

     This Lease Commencement Certificate is made by Landlord and Tenant pursuant to that certain Office Lease (the "Lease") entered into as of _______________ , __________ , for the Leased Premises known as Suite 600, in the Building known as Fiddler's Green Center building I, 6399 South Fiddler's Green Circle, Englewood, Colorado 80111 (the "Premises"). This constitutes a supplementary addendum to the Lease as contemplated by Article 4 of the Lease.

     1. Lease Commencement Date. Landlord and Tenant acknowledge and agree that the Lease Commencement Date, as contemplated by Article 4 of the Lease, is _______________ , and the Lease Expiration Date is ________________,
___________________. Rent as contemplated by the Lease begins accruing to Landlord's benefit as of __________________ , _________. All covenants in the Lease contemplated to begin on the Lease Commencement Date shall commence as of the Lease Commencement Date.

     2. Acceptance of Premises. Tenant has inspected and examined the Premises, and Tenant finds the Premises acceptable and satisfactory in all respects in their current, "as is" condition, except for the "Punchlist Items" attached hereto (if any). All of the work to be completed by Landlord, as contemplated by the Lease and the Work Letter (attached as Exhibit C to the Lease), has been fully completed and fulfilled. The attached list of Punchlist Items constitutes all matters which Tenant does not find fully and completely acceptable, and as to which Tenant desires Landlord to perform corrective work.

     3. Incorporation in Lease. This Certificate is incorporated into the Lease, and forms a supplementary and integral part thereof. This Certificate shall be construed and interpreted in accordance with all other terms and provisions of the Lease for all purposes.

                                  "LANDLORD"

                                  FIDDLER'S GREEN CENTER,
                                  a Delaware limited liability company,

                                  By: __________________________________________

                                  As its: ______________________________________


                                  "TENANT"

                                  CONVERGENT GROUP CORPORATION,
                                  a Delaware corporation

                                  By: __________________________________________

                                  As its: ______________________________________

Attest:

By: _______________________________

Title: ____________________________

                                   EXHIBIT G
                              HVAC SPECIFICATIONS


(See attached)

[M-E ENGINEERS, INC. LETTERHEAD]


                             FIDDLERS GREEN CENTER
                                   MEMORANDUM


DATE:     August 28, 1998

TO:       Ned Kirschbaum, Kelly Dunn - C.W. Fentress, J.H. Bradburn

FROM:     Michael Hart - ME Engineers

RE:       System Cooling Capacity

-------------

Ned and Kelly,

This list may serve as bullet items regarding cooling capacity for the subject building:

The building shall be capable of cooling to 74 degrees within the space when the outdoor conditions as high as 93 degrees dry bulb, 59 degrees wet bulb (28 BTU/lb dry air) given the following conditions are met:

     No individual tenant cooling to less than 74 degrees.
     Maximum tenant space occupancy of 150 square feet per person.
     Maximum 2.5 Watts/sqft light heat dissipated throughout the building. Maximum 2 Watts/sqft electrical equipment heat dissipated throughout the building.
     Tenant space air flows must be properly selected and distributed. Appropriate space zoning and thermostat location provided.
     System balancing complete and correct.

Heating shall be provide to maintain 70 degrees within the space with an outdoor temperature as low as 5 degrees below zero given the following conditions:

     No individual tenant heating to greater than 70 degrees.
     Tenant space air flows must be properly selected and distributed. Appropriate space zoning and thermostat location provided.
     System balancing complete and correct.

Given these parameters, the rooftop equipment will have adequate capacity to cool and heat the building.

Please call if you have any questions or need further clarification.

                                   EXHIBIT H
                                 BUILDING AREA


(See attached)

                               [FIRST FLOOR PLAN]

                                   EXHIBIT I
                              COMMISSION AGREEMENT


(See attached)

                         [CONVERGENT GROUP LETTERHEAD]

August 17, 1998



Mr. David McCagg
John Madden Company
6400 South Fiddlers Green Circle, Suite 1280
Englewood, CO 80111

Dear David:

Attached please find a revised commission agreement with CoRE Partners, Inc. The revisions include (1) changing the rate to $1.50 per foot, all of which will go to CoRE Partners; (2) deferring the first half payment until all contingencies in Article 38 of the least have been met or waived; and (3) removing any requirement to be paid on square footage beyond that taken with the initial premises.

Please let me know if this will be acceptable.

Sincerely,

Convergent Group

/s/ SCOTT M. SCHLEY
Scott M. Schley
Vice President, Finance

Enclosure

                         [CONVERGENT GROUP LETTERHEAD]

August 17, 1998



Mr. David McCagg
John Madden Company
6400 South Fiddlers Green Circle, Suite 1280
Englewood, CO 80111

Dear David:

Attached please find a revised commission agreement with CoRE Partners, Inc. The revisions include (1) changing the rate to $1.50 per foot, all of which will go to CoRE Partners; (2) deferring the first half payment until all contingencies in Article 38 of the least have been met or waived; and (3) removing any requirement to be paid on square footage beyond that taken with the initial premises.

Please let me know if this will be acceptable.

Sincerely,

Convergent Group

/s/ SCOTT M. SCHLEY
Scott M. Schley
Vice President, Finance

Enclosure

[iTRA/CoRE PARTNERS LETTERHEAD]

--------------------------------------------------------------------------------
Date:                    3/14/98

Pages:                   3

To:                      Scott Schley C.P.A.

Fax Phone:               303-741-8474

From:                    John Reynolds

Subject:                 Revised Commission Agreement


Scott,

I received your voice mail message. Thanks for the update.

Here is our commission agreement revised in the 3 areas you requested.


Best regards,


/s/ JOHN REYNOLDS

                         COMMISSION AGREEMENT - LEASE


August 14, 1998



CoRE Partners, Inc.
7979 East Tufta Avenue, Suite 605
Denver, Colorado 80237

     RE: Proposed Lease Fiddlers Green Center, L.L.C., as Landlord, and Convergent Group Corporation, as Tenant, of Fiddler's Green Center, Englewood, Colorado.

Gentlemen:

This letter confirms our agreement that in the event of the consummation of the above Lease, we shall pay to CoRE Partners, Inc. ("CPI") in consideration for your brokerage services rendered, a brokerage commission calculated in accordance with the applicable annexed Schedule.

It is expressly acknowledged and agreed that with respect to the above leasing transaction: a) CPI is representing the Tenant: b) CPI is not acting as an agent or sub-agent of the Landlord; and c) the Tenant has acknowledged that CPI will be receiving its compensation from the Landlord.

If the foregoing accurately sets forth our agreement, kindly sign and return the enclosed copy hereof.

Very truly yours,

Fiddler's Green Center, L.L.C.

By:   /s/ LARRY LANCE
   ----------------------------

Title:    Manager
      -------------------------

AGREED TO

CoRE PARTNERS, INC.

By:   /s/ JOHN F. REYNOLDS
   ----------------------------
          John F. Reynolds
Title:    Managing Partner

                           CoRE PARTNERS, INC. (CPI)
                     SCHEDULE OF COMMISSIONS AND CONDITIONS
                     FOR OFFICE LEASE TRANSACTIONS - DENVER

1.   RATES

     $2.50 per rentable square foot for the primary room.

2.   TIME OF PAYMENT

     Fifty percent (50%) of the commission shall be paid within thirty (30) days of the time of the execution and delivery of the lease by and between the Landlord and Tenant and after all contingencies in Article 30 have been met or waived. The balance of the commission shall be paid at the earlier of the commencement of the lease term or occupancy.

3.   MISCELLANEOUS

     The Terms "Landlord" and "Tenant" shall be deemed to include any subsidiaries, affiliates, successor, nominees or assigns of same.

     In the event of a sale conveyance or other disposition of any portion of the Landlord's interest in the property at which the lease is made, the Landlord shall remain responsible to pay CPI the commissions due and which may become due hereunder, unless Landlord shall obtain from the grantee of its interest and deliver to CPI an agreement, in form and substance and from a party reasonably acceptable to CPI, whereby the grantee assumes Landlord's obligations hereunder.

     AGREED TO:

     Fiddler's Green Center, L.L.C.            CoRE Partners, Inc.


     By:  /s/ LARRY LANCE                       /s/ JOHN F. REYNOLDS
         ---------------------------           -----------------------------
     Title: Manager                            John F. Reynolds, Managing Broker

                        FIRST AMENDMENT TO OFFICE LEASE
                 (FIDDLER'S GREEN CENTER I - CONVERGENT GROUP)


     THIS FIRST AMENDMENT TO OFFICE LEASE ("Amendment") is made as of the 31 day of August, 1999, by and between FIDDLER'S GREEN CENTER, LLC, a Delaware limited liability company ("Landlord"), and CONVERGENT GROUP CORPORATION, a Delaware corporation ("Tenant").


                                    RECITALS

     WHEREAS, Landlord and Tenant entered into that certain Office Lease, dated August 28, 1998 ("Lease"), pertaining to the lease of those certain premises described as containing approximately 74,094 rentable square feet ("Premises") in the building located at 6399 South Fiddler's Green Circle, Suite 1280, Englewood, Colorado 80111 ("Building").

     WHEREAS, Landlord and Tenant desire to amend the provisions of the Lease as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. All capitalized terms shall have the same meaning set forth in the Lease unless otherwise provided herein.

     2. REMEASUREMENT OF BUILDING. The parties acknowledge and agree that the Building was remeasured and the "Building Rentable Area" defined in Paragraph 5.A(2) of the Lease is hereby revised to be 206,914 rentable square feet of space. Accordingly, the primary Premises (the 5th and 6th floor portions of the Premises) consist of a total of approximately 71,480 rentable square feet of space. Further, the Distribution Space, as defined in Paragraph 32.A of the Lease, consists of approximately 1,168 rentable square feet of space. Tenant will not lease the Storage Space referenced in Paragraph 32.A of the Lease and such Storage Space is deleted from the description of the Premises. Therefore, the Premises now demised under the Lease consists of a total of approximately 72,648 rentable square feet of space (the "Premises"). Accordingly, the Lease is modified as follows:

          A. Certain provisions of the Basic Lease Term Sheet of the Lease are hereby replaced in their entirety as follows:

BASE RENT: Payable in monthly installments as follows:


Space                    Period                Monthly               Annual          Per Sq. Ft.
-----                    ------                -------               ------          ----------
Primary*                 Years 1-5           $145,938.33         $1,751,260.00       $24.50
Premises                 Years 6-10          $160,830.00         $1,929,960.00       $27.00

Distribution Space**     Years 1-10            $2,141.33            $25,696.00       $22.00

* See Section 33 below

**See also Section 33 below

BASE OPERATING
EXPENSES:      Base Year: 2000
               Tenant's Pro-Rata Share: 35.11%

PARKING SPACES:     Number of Parking Spaces: 286 total (i.e., 4 per 1000
                    rentable square feet) of which (i) 143 spaced (i.e., 2 per 10000 rentable square feet) shall be provided as covered spaces within the first phase of the parking garage to be constructed on or before January 1, 2000 and the balance shall be uncovered spaces; (ii) 50% of the covered parking spaces shall be designated for Tenant's use and selected by Tenant on a first-choice basis in the south half of the ground level of the Phase I parking structure and the balance will be first-come, first-served; and (iii) up to 71 of the 143 uncovered parking spaces may, at the Landlord's option, be located on the roof of the parking structure;
                    provided, however, to the extent the first phase of the parking structure is not completed on or before January 1, 2000 (said date to be extended as a result of Excused
                    Delays, as defined in the Work Letter) and as a result, the 143 covered spaces are not available for Tenant's use in the parking structure on or before such date (as the same may be extended), then Tenant shall be entitled to a one day's Base
                    Rent abatement for each day that such covered parking spaces are not completed. Further, Landlord agrees that Landlord shall use the best efforts to arrange with the owner of the Plaza Tower One building to lease, at Landlord's sole cost and expense, 7 covered parking spaces (on a month-to-month, non-designated/first-come, first-served basis) for Tenant's use, starting on the Commencement Date through the date
                    Phase I of the parking garage is complete ("PTO Parking
                    Spaces"). If Landlord is unable to arrange for such PTO
                    Parking Spaces, Tenant may elect to make such arrangements itself and, if so, Landlord agrees to credit the costs thereof (not to exceed comparable market monthly covered parking charges) to the Base Rent hereunder. Tenant shall pay to Landlord monthly parking charges in the amount of $66.05 per month for the first 143 covered parking spaces for the initial Term, subject to adjustment thereafter.
                    Tenant shall be solely responsible for strictly monitoring its employees use of the parking garage and insuring that its employees or other designated parkers do not park in spaces reserved for other tenants or exceed the total number of covered parking spaces allocated to Tenant hereunder, from time to time. Any failure by Tenant to adequately monitor said parking usage shall, upon notice and expiration of applicable cure period, for a non-monetary default, be deemed a default hereunder, allowing Landlord to exercise its rights and remedies hereunder, including, in this case, limiting the daily access of Tenant's employees to no more than the total number of covered parking spaces then allocated to Tenant and/or terminating card access capability to all but a total number of Tenant's employees equal to the total number of covered parking spaces then allocated to Tenant.

                    Visitor Parking Spaces: A minimum of ten (10) parking spaces designated as general visitor spaces shall be situated near the Building's entrance.

          B. References to $105,141.00 in Paragraph 30 of the Lease as the Moving Allowance is amended to $107,220.00.

          C. References in the Lease to $16,270.00 as the Landlord's Allowance for the Distribution Space is amended to $19,003.36.

     3.   PREMISES EXPANSION.

          A. PHASE TWO EXPANSION. The parties hereby acknowledge and agree that the Premises shall be expanded by the addition, on the same terms and conditions as set forth in the Lease except as otherwise provided in this Paragraph, of a minimum of 12,000 rentable square feet and a maximum of 20,000 rentable square feet in the Building, in a location, total square footage and configuration as determined by Landlord, in its sole discretion ("Phase Two Expansion"); provided, however, that said Phase Two Expansion must be contiguous space.

          B. NOTICE. On or before July 1, 2000 Landlord shall notify Tenant of the precise location and configuration of the Phase Two Expansion. The term for the Phase Two Expansion shall commence on October 1, 2000 unless Tenant elects, at its discretion, to give Landlord written notice of its desire to occupy the Phase Two Expansion prior to October 1, 2000. If Tenant so notifies Landlord prior to July 1, 2000, then within 10 days following Tenant's notice to Landlord, Landlord shall notify Tenant of the then available Phase Two Expansion location, the total rentable square footage and estimated early commencement date of the Phase Two Expansion. In such case, upon completion of tenant improvements, Tenant may occupy said Phase Two Expansion prior to October 1, 2000; provided, however, that in the case of such early occupancy Tenant's obligation to pay Base Rent shall be forgiven and Tenant shall only be required to pay its additional Tenant's Pro Rata Share of Operating Expenses for the Phase Two Expansion until October 1, 2000, whereupon Base Rent shall commence.

          C. EXPANSION AMENDMENT. After determination of the Phase Two Expansion, Landlord and Tenant shall enter into an amendment ("Expansion Amendment") of this Lease acceptable to Landlord. Such Expansion Amendment shall provide that from and after the applicable date on which the Expansion Space is demised to Tenant on the date which shall mean the earlier of (i) in the event of an early occupancy by Tenant, as herein above provided, the date the Phase Two Expansion is Ready for Tenant or (ii) October 1, 2000 ("Expansion Space Commencement Date"), this Lease shall be deemed modified as follows:

              (1) The term "Premises" shall be deemed to include the Phase Two Expansion;

              (2) The term of the Phase Two Expansion shall commence upon the Expansion Space Commencement Date, as herein above defined, and shall expire on the Lease Expiration Date, as the same may be extended;

              (3) The Base Rent shall be increased by an amount determined by multiplying the number of rentable square feet in the Phase Two Expansion times the Base Rent rate for the primary Premises on the per square footage rate, as provided in Part 1 of the Lease.

         (4) Tenant's Pro Rata Share shall be increased by a percentage equal to the actual number of rentable square feet in the Phase Two Expansion divided by the number of rentable square feet in the Building;

         (5) The Base Year for the Phase Two Expansion shall be the Base Year for the primary Premises.

         (6) Tenant Finish Work in the Phase Two Expansion shall be installed pursuant to a Work Letter for the Phase Two Expansion Space attached to the Expansion Amendment and substantially similar to the Work Letter attached to the Lease and the term of the Phase Two Expansion shall commence on the Expansion Space Commencement Date. Said Work Letter is to provide that Landlord shall contribute to the planning and construction of the installation of alterations and improvements to such Phase Two Expansion in an amount equal to the lesser of (i) $26.50 per rentable square foot of the Phase Two
Expansion, or (ii) the actual cost and expense of such initial alterations and improvements ("Expansion Space Allowance"). All such Phase Two Expansion Allowance to be used for the design and construction of the tenant improvements within the Expansion Space, and for no other purpose whatsoever; and

         (7) The number of Parking Spaces shall be increased by 4 per 1000 rentable square feet within the Phase Two Expansion; provided, that the monthly charge for additional covered parking spaces (based on the 2 per 1000 rentable square foot ratio also set forth above) shall equal $75.00 per covered space throughout the initial Term, subject to adjustment thereafter.

Other than the modifications set forth herein, the terms and conditions hereof shall govern Tenant's lease of the Phase Two Expansion.

       D. AMENDMENT. Landlord shall cause such Expansion Amendment to be prepared and delivered to Tenant as soon as reasonably possible following determination of the Phase Two Expansion. In the event that Amendment is not executed by Tenant within 10 days after receipt by Tenant, then Tenant's rights under this Paragraph shall be null and void, Tenant shall be deemed to have waived its right under this Paragraph and Landlord shall have the absolute right to lease such Phase Two Expansion. Notwithstanding the terms of this Paragraph, Landlord shall not be obligated to deliver possession of the Phase Two Expansion Space to Tenant if, prior to delivery of possession of the Phase Two Expansion, Tenant shall be in default hereunder beyond any applicable notice and grace period, in which event the provisions of this Paragraph shall terminate and be of no further force or effect.

       E. NOT TRANSFERABLE. In the event of an assignment of the Lease or subletting (other than an assignment to or subletting of the entire Premises by a Related Corporation) or vacation of more than 25% of the Premises (other than an assignment to or subletting of the entire Premises by a Related Corporation), Tenant's rights hereunder are null and void. Further, the right granted in this Paragraph is personal to Tenant, is not assignable (other than Related Corporation assignee) and may not be exercised by any sublessee or assignee of Tenant (other than to a Related Corporation), regardless of whether the sublessee or assignee has been approved by Landlord.

    5. EXPANSION OPTION AND ADDITIONAL EXPANSION SPACE. The parties hereby acknowledge and agree that Paragraph 34 of the Lease entitled "Expansion Option" is hereby replaced in its entirety with the following:

     34. EXPANSION OPTION.

       A. Expansion Space. Subject to the provisions hereinafter set forth, Landlord grants to Tenant an option ("Expansion Option") to lease an additional approximately 15,483 rentable square feet of space ("Expansion Space"), on the same terms and conditions as set forth in this Lease, except as otherwise provided in this Paragraph. It is understood and agreed that the Expansion Space shall consist of Suites 101, 102 and 103 of the Building; provided, however, upon commencement of construction of a second office building in the Building Complex, which commencement shall be at Landlord's sole election ("Building Two"), if Landlord so determines, again at Landlord's sole election, the Expansion Space shall thereafter be space located on a floor or floors and in a configuration in Building Two as determined by Landlord. It is further understood and agreed that if the Expansion Space is so located in Building Two it may be comprised of multiple suites which are not contiguous to one another, and that the suites so comprising the Expansion Space in Building Two will be provided to Tenant only in their then existing demised rentable square foot increments.

       B. Exercise Notice. Tenant may exercise the Expansion Option by giving Landlord written notice ("Exercise Notice") of its desire to lease the Expansion Space. Such Exercise Notice must be received by Landlord on or before the last day of the 48th month of the initial Term. If the Exercise Notice is not received in the required time period, then the Expansion Option shall be deemed null, void and of no further force or effect. Within 30 days following Tenant's Exercise Notice to Landlord, Landlord shall notify Tenant of (i) the location and precise suite numbers of the Expansion Space, if located in Building Two; and (ii) the estimated commencement date of the Expansion Space suites based such Expansion Space's suite's existing expiration date(s) for the lease terms of suites within the Expansion Space (either in the Building or in Building Two); provided, that, Landlord agrees that all expiration dates for the lease terms of suites within the Expansion Space shall not exceed the last day of the 72nd month of the initial Term hereunders.

       C. Expansion Amendment. After receipt of an Exercise Notice, Landlord and Tenant shall enter into an amendment ("Expansion Amendment") of this Lease acceptable to Landlord. Such Expansion Amendment shall provide that from and after the applicable date on which the Expansion Space is demised to Tenant on the date which is the earlier of (i) the date the Expansion Space, or any portion thereof, is Ready for Tenant (each an "Expansion Space Commencement Date"), this Lease shall be deemed modified as follows:

         (1) The term "Premises" shall be deemed to include the Expansion Space;

         (2) The term of the Expansion Space shall commence upon the Expansion Space Commencement Date, as herein defined, and shall expire on the Lease Expiration Date, as the same may be extended;

         (3) The Base Rent shall be increased by an amount determined by multiplying 15,483 rentable square feet of Expansion Space times 95% of the Market Rate determined as provided in Paragraphs 37.B, C and D below, in effect during the Term, but in no event less than the Rent payable for the primary Premises, and said Market Rate determination shall be adjusted to reflect the number of months remaining in the initial Term following the Expansion Space Commencement Date.

         (4) Tenant's Pro Rata Share shall be increased by a percentage equal to 15,483 rentable square feet of Expansion Space divided by the number of rentable square feet in the Building or Building Two, as applicable;

         (5) The Base Year for the Expansion Space shall be the calendar year in which the Commencement Date term for the Expansion Space begins and adjusted pursuant to the provisions of the last sentence of Paragraph 5.B in the Lease;

         (6) Tenant Finish Work in the Expansion Space shall be installed pursuant to a Work Letter for the Expansion Space attached to the Expansion Amendment and the term of the Expansion Space shall commence on the date the Expansion Space is Ready for Tenant ("Expansion Space Commencement Date"). Said Work Letter is to provide that Landlord shall contribute to the planning and construction of the installation of alterations and improvements to such Expansion Space in an amount equal to the lesser of (i) the Landlord contribution allowance utilized in determining Market Rate for the Expansion Space, or (ii) the actual cost and expense of such initial alterations and improvements ("Expansion Space Allowance"). All such Expansion Space Allowance to be used for tenant improvements within the Expansion Space, and for no other purpose whatsoever; provided, however, Landlord shall, at its sole cost and expense, pay for all demolition expenses, mechanical systems, ceiling grid, tile and lights associated with the Expansion Space; and

         (7) The number of Parking Spaces shall be increased pursuant to the parking ratios set forth in Part 1 above; provided that additional covered spaces (based on the 2 per 1000 rentable square feet ratio also set forth above) shall be available at the then current monthly parking rate.

Other than the modifications set forth herein, the terms and conditions hereof shall govern Tenant's lease of the Expansion Space.

       D. Amendment. Landlord shall cause such Expansion Amendment to be prepared and delivered to Tenant as soon as reasonably possible following its receipt of Tenant's Exercise Notice and the determination of Base Rent. In the event that Amendment is not executed by Tenant within 10 days after receipt by Tenant, then Tenant's rights under this Paragraph shall be null and void, Tenant shall be deemed to have waived its right under this Paragraph with respect to the then applicable Expansion Space and Landlord shall have the absolute right to lease such Expansion Space to any other person or entity. Notwithstanding Tenant's exercise of its ability to request to lease the Expansion Space pursuant to the terms of this Paragraph, Landlord shall not be obligated to deliver possession of the then Expansion Space to Tenant if, prior to delivery of possession of the Expansion Space, Tenant shall be in default hereunder beyond any applicable notice and grace period, in which event the provisions of this Paragraph shall terminate and be of no further force or effect.

       E. Not Transferable. In the event of an assignment of the Lease or subletting (other than an assignment to or subletting of the entire Premises by a Related Corporation) or vacation of more than 25% of the Premises (other than an assignment to or subletting of the entire Premises by a Related Corporation), Tenant's rights hereunder are null and void. Further, the right granted in this Paragraph is personal to Tenant, is not assignable (other than Related Corporation assignee) and may not be exercised by any sublessee or assignee of Tenant (other than to a Related Corporation), regardless of whether the sublessee or assignee has been approved by Landlord.

       F. No Default. Tenant may exercise the Expansion Option, and an exercise thereof shall only be effective, provided that at the time of Tenant's exercise of the Expansion Option and on the Expansion Space Commencement Date
(i) this Lease is in full force and effect, (ii) Tenant is not in Default following any applicable cure period hereunder, and (iii) no event has occurred which, with the giving of any applicable notice or passage of time, would constitute a Default.

     6. ADDITIONAL EXPANSION SPACE. The parties herby acknowledge and agree that Paragraph 35 of the Lease entitled "Tenant's Ability to Request Additional Expansion Space" shall hereby be deemed modified such that, notwithstanding anything to the contrary contained in said Paragraphs 35 or elsewhere in the Lease, at Landlord's option the Additional Expansion Space(s), as defined in Paragraph 35, may be located in additional buildings constructed by Landlord, at its sole election, as part of the Building Complex.

     7. TENANT IMPROVEMENT AGREEMENT. The parties hereby agree that Paragraph 3 of the Tenant Improvement Agreement attached to the Lease as Exhibit C, shall be deemed modified by the deletion of the third sentence of said paragraph, such that the Tenant shall not be obligated to repay the Excess Allowance to Landlord.

     8. RATIFICATION. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed.

     9. VALIDITY OF LEASE. The parties acknowledge that the Lease is a valid and enforceable agreement and, as of the date hereof, neither party has any actual knowledge of any claim against the other party or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Amendment as of the date and first year above written.


                                         LANDLORD

                                         FIDDLER'S GREEN CENTER, LLC, a Delaware
                                         limited liability company

                                         By: /s/ LARRY A. LANCE
                                            ------------------------------------
                                         Name: Larry A. Lance
                                              ----------------------------------
                                         Title: Managing Member
                                               ---------------------------------


                                         TENANT

                                         CONVERGENT GROUP CORPORATION, a
                                         Delaware corporation

                                         By: /s/ GLENN E. MONTGOMERY
                                            ------------------------------------
                                         Name: Glenn E. Montgomery
                                              ----------------------------------
                                         Title: CEO
                                               ---------------------------------